Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks [*****] denote such omission.

CONFIDENTIAL DOCUMENT
Exhibit 10.2

AMENDED AND RESTATED
SECOND TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

This AMENDED AND RESTATED SECOND TECHNOLOGY TRANSFER AND LICENSE AGREEMENT ("Agreement"), effective as of March 31, 2007 (the "Effective Date"), is between DYAX CORP., a Delaware corporation, of 300 Technology Square, Cambridge, Massachusetts 02139 ("Dyax"), and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, of 180 Varick Street, New York, New York 10014 ("ImClone").

WHEREAS Dyax possesses intellectual property and know-how related to, among other things, the discovery of antibodies having novel binding properties using phage display;

WHEREAS ImClone researches, develops, manufactures and sells human therapeutic products;

WHEREAS, Dyax and ImClone previously entered into a Technology Transfer and License Agreement, dated effective March 13. 2000 (the “First Agreement”) under which ImClone obtained from Dyax rights to use Dyax’s antibody phage display technology;

WHEREAS, the First Agreement was superseded and replaced by a Second Technology Transfer and License Agreement, entered into between Dyax and ImClone effective as of March 31, 2003 (the "Second Agreement"), under which ImClone obtained from Dyax additional rights, including the right to use the Dyax Antibody Library (as defined herein), for the purpose of discovering antibodies having novel binding properties;

WHEREAS, under the Second Agreement, as amended to date, ImClone's rights to use Dyax’s antibody phage display technology are due to terminate on May 31, 2007;

WHEREAS,  ImClone and Dyax wish to extend the term under which ImClone can continue to use Dyax’s antibody phage display technology and amend certain other terms under the Second Agreement; and

WHEREAS, the parties hereto acknowledge that ImClone delivered the sum of $[*****] to Dyax on or about May, 2007 as a good faith payment of anticipated license fees due under the Second Agreement; and

WHEREAS, to accomplish the foregoing, the parties have agreed to amend and restate the Second Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties hereby agree that, from and after the Effective Date hereof, the Second Agreement is hereby amended and restated as follows:

ARTICLE 1.  DEFINITIONS

For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

1.1           "Affiliate" means a corporation or other legal entity that controls, is controlled by, or is under common control with such party.  For purposes of this definition, "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.;

1.2 "Affimed License" certain Patent Cross-License Agreement dated August 4, 2003 by and between Affimed Therapeutics AG ("Affimed") and Dyax, a copy of which has been provided to ImClone.

1.3 "Affimed Patent Rights" has the meaning set forth in Attachment C-1.

1.4 "Antibody" means a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications or derivatives thereof.

1.5 "Antibody Compound" means (i) any Antibody Derived from the Dyax Antibody Library, (ii) any Research Licensed Intermediate Derived from the Dyax Technology (as defined in the First Agreement) or (iii) any Antibody Derived from any Research Licensed Intermediate.

1.6 "Biosite License" means the license agreement effective March 28, 2002 between Biosite Incorporated ("Biosite") and Dyax, a copy of which has been provided to ImClone.

1.7 "Biosite Know-How Rights" sometimes referred to as Biosite Know-How. shall mean all trade secret and other know-how rights of Biosite in the Confidential Information provided to Dyax under the Biosite License that may be transferred to ImClone, including but not limited to, the Confidential Information described in Attachment D-2 and any subsequent disclosures as they may occur from time to time in accordance with the terms of the Biosite License.

1.8 "Biosite Patent Rights"  shall mean, collectively, (a) all patents and patent applications described in Attachment D-1, (b) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention, and (c) all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, extensions or additions to any such patent applications and patents, as well as all foreign counterparts thereof.

1.9 "CAT License" means certain Amended and Restated License Agreement dated as of July 30, 2007 by and between Cambridge Antibody Technology Limited ("CAT") and Dyax, a copy of which has been provided to ImClone, as amended.

1.10 "CAT Patent Rights" has the meaning set forth in Attachment H-3.

1.11 "CAT Product License" means the license under the CAT Patent Rights with respect to Licensed Products to a particular Target that is granted to Dyax by CAT under the CAT License for sublicense to ImClone as described in Section 4.1 herein.  The form of the CAT Product License is set forth in Attachment H-2.

1.12 "Derived" means identified, obtained, discovered, developed, produced, created, synthesized, designed, or resulting from, based upon or otherwise generated from.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

1.13 "Domantis License" means that certain Cross License Agreement dated April 6, 2006 by and between Domantis Limited ("Domantis") and Dyax, a copy of which has been provided to ImClone.

1.14 "Domantis Patent Rights" has the meaning set forth in Attachment E-1.

1.15 "Dyax" means Dyax as identified above and any Affiliate of Dyax.

1.16 "Dyax Antibody Library" means the proprietary phagemid library of human antibody sequences described in Attachment A-1 and any Library Improvements (as hereinafter defined) that are made to the Dyax Antibody Library by ImClone.

1.17 "Dyax Know-How" shall mean the proprietary know-how of Dyax described in Attachment A-1 and previously or hereafter delivered to ImClone pursuant to this Agreement.

1.18 "Dyax Materials” means the expression vectors and associated host cell strains set forth in Attachment A-1 and any improvements made to any such Dyax Materials by ImClone while using such Dyax Materials in accordance with the license rights set forth in Section 3.1(a) as well as the protocols for use of the Dyax Antibody Library and Dyax Materials listed in Attachment A-1.

1.19 "Dyax Patent Rights" means the patents and patent applications listed in Attachment A-2 and any patents issuing from such applications, together with any reissues, reexaminations, renewals and extensions thereof, and all continuations, continuations-in-part and divisionals of the applications throughout the world. "Dyax Patent Rights" shall also include any patents or patent applications, whether now existing or obtained in the future, owned or controlled by Dyax containing a claim that would be infringed by the practice of the patent rights set forth in Attachment A-2 pursuant to the rights granted under this Agreement.  As of the Effective Date, Attachment A-2 consists of all patent and patent applications that Dyax owns or controls and licenses on a standardized non-exclusive basis with the Dyax Antibody Library.

1.20 "Dyax Technology" means Dyax Patent Rights and/or Dyax Know-How and/or Dyax Antibody Library and/or Dyax Materials.

1.21 "First Commercial Sale" means the first commercial sale of any Licensed Product in any country after grant of a Marketing Authorization.

1.22 "Genentech License" means the license agreement effective September 19, 2002 between Dyax and Genentech, Inc. ("Genentech"), a copy of which has been provided to ImClone.

1.23 “Genentech Patent Rights” shall mean United States Patents Nos. 5,750,373, 5,780,279, 5,821,047, 5,846,765, 6,040,136 and any reissues, reexaminations, renewals and extensions thereof, and all continuations, continuations-in-part and divisionals of the foregoing, and patents that issue on such applications; and all counterparts thereto in countries outside the United States, including, without limitation, the patents and patent applications listed herein as Attachment F-1.

1.24 "ImClone" means ImClone as identified above and any Affiliate of ImClone.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

1.25 "IND" means an Investigational New Drug Application, as defined in Title 21 of the United States Code of Federal Regulations, that is required to be filed with the FDA before beginning Phase I Clinical Trials of any Therapeutic Product in human subjects, or an equivalent foreign filing.

1.26 "In Vitro Diagnostic Product" means a Licensed Product intended for use as an "in vitro diagnostic" (as defined in 21 CFR § 809.3) labeled in accordance with 21 CFR §§ 809.10.

1.27  "Library Improvements" means any improvement to the Dyax Antibody Library made by ImClone such as an increase in the library diversity, efficiency of display, infectivity of the phage and the like, and each library that is derived by ImClone from the Dyax Antibody Library.

1.28 "Library License Term" means the period during which ImClone may continue to use the Dyax Technology to identify, isolate and generate Antibody Compounds, as set forth in Section 11.1 hereof.

1.29 "Licensed Product" means any [*****].

1.30 "Major Market" means any one of the following: (i) the United States of America, (ii) any country in Europe which is subject to the Marketing Authorization of the European Medicines Evaluation Agency, or (iii) Japan.

1.31 "Marketing Authorization" means any approval (including all applicable pricing and governmental reimbursement approvals) required from the FDA or relevant foreign equivalent to market and sell a Licensed Product in a particular country.

1.32 "Net Sales" means with respect to a Licensed Product sold by ImClone, its sublicensees and Marketing Partners, the price invoiced  on all sales or other dispositions of such Licensed Product (or in the case of a sale or other disposition other than at arm’s length, the price which would have been invoiced in a bona fide arm’s length transaction) but deducting the costs of packing, transport and insurance, customs duties, any credits actually given for returned or defective Licensed Product, normal trade discounts actually given, and sales taxes, VAT or other similar tax charged on an included in the invoice price to the purchaser. "Marketing Partner" as used herein shall mean a non-Affiliate third party to whom ImClone has granted the right to distribute a Licensed Product, where such third party is responsible for the marketing and promotion of such Licensed Product within the applicable territory.

1.33 "Phase I Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the safety of an investigational Licensed Product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Licensed Product’s therapeutic or antigenic effects.

1.34 "Phase III Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Licensed Product as a basis for a marketing application that would satisfy the requirements of 21 CFR 312.21(c).

1.35 "Previously Sublicensed CAT Product Licenses" means the [*****] sublicenses previously obtained by ImClone prior to the date of this Agreement with respect to CAT Product Licenses to the following Targets:  [*****] Homo sapiens kinase insert domain receptor (also know as KDR).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

1.36 "Research Licensed Intermediate" means any fusion protein (including, without limitation any chimeric binding protein) genetic package (including without limitation any virus, spore or cell) or other intermediate compound, or any compound or sequence derived from any of the foregoing that is discovered, made or developed by ImClone prior to the expiration or termination of this Agreement using any of the Dyax Technology.

1.37 "Royalty Period" means the calendar quarter, or partial calendar quarter, commencing with the calendar quarter containing the date of the First Commercial Sale of any Licensed Product in each country, and each calendar quarter thereafter.

1.38 "Target" means DNA as identified by a full length protein sequence that it encodes.

1.39 "Therapeutic Field of Use" means shall mean human therapeutics only and not for any in vitro or in vivo diagnostics, purification or separations, research products nor for any other purposes.

1.40 "Therapeutic Product" means a Licensed Product intended for use to treat or prevent a medical condition in humans.

1.41 "Third Party Phage Display Agreements" means (a) the Affimed License, (b) the Biosite Agreement, (c) the CAT License, (d) the Genentech Agreement, (e) the XOMA License and (f) the Domantis Agreement.

1.42 "Transferred Materials" has the meaning set forth in the XOMA License.

1.43 "Valid Claim" means a claim of an issued and unexpired patent that has not been permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.44 "XOMA License" that certain Amended and Restated License Agreement dated October 27, 2006 by and between XOMA Ireland Limited ("XOMA") and Dyax, a copy of which has been provided to ImClone.

1.45 "XOMA Know How" means unpatended and/or unpatentable technical information, including ideas, concepts, inventions, discoveries, data, designs, formulas, specifications, procedures for experiments and tests and other protocols, whether now existing or obtained in the future, owned by XOMA which XOMA has the right to license or sublicense and which may be necessary for the practice of the applicable XOMA Patent Rights or which would be misappropriated by the activities of Dyax or ImClone hereunder but for this Agreement.  XOMA Know-How shall not include the XOMA Patent Rights.

1.46 "XOMA Patent Rights" has the meaning set forth in Attachment G-2.

The above definitions are intended to encompass the defined terms in both the singular and plural forms.

ARTICLE 2.
DYAX TECHNOLOGY TRANSFER

2.1. Transfer to ImClone.   ImClone acknowledges that Dyax has previously transferred the Dyax Antibody Library, Dyax Materials and Dyax Know-How to ImClone for use by ImClone in accordance with the terms and conditions of this Agreement.   Following the first anniversary of the Effective Date and thereafter during the Library License Term (including any extensions exercised by ImClone under Section 11.1(a)), upon ImClone’s request, which request may be made no more frequently than once in any [*****] month period, Dyax shall make additional transfers of the Dyax Antibody Library at least sufficient for [*****] selections at no additional cost or expense to ImClone.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

2.2. Updates. On the first anniversary of the Effective Date and each such anniversary thereafter during the Library License Term, Dyax shall provide ImClone with all material updates and improvements made by Dyax to the Dyax Antibody Libraries, Dyax Materials and all related Dyax Know-How ("Updates") at no additional cost to ImClone and such Updates shall thereafter be deemed to be included in the Dyax Technology licensed to ImClone under Section 3.1.

2.3. Automation Technology Option.  During the Library License Term, ImClone shall have the option to obtain a license to Dyax's proprietary automation technology (including its Webphage software) and any Dyax Know-How relating thereto upon payment of a license fee of [*****].  In the event that ImClone elects to exercise this option then, based on recommendations by Dyax, ImClone will order and pay for all automation equipment, which Dyax will set up at ImClone's facilities over a period of [*****] weeks ([*****] working days) after delivery of equipment.

ARTICLE 3.
GRANT OF DYAX, AFFIMED, BIOSITE, DOMANTIS, GENENTECH AND XOMA RIGHTS

3.1 Dyax License Rights.  During the Library License Term, ImClone shall have rights to use and practice the Dyax Technology, Affimed Patent Rights, Biosite Patent Rights, Biosite Know-How Rights, Domantis Patent Rights, Genentech Patent Rights, XOMA Patent Rights and XOMA Know-How as follows:

(a)
Dyax Antibody Library.  Dyax hereby grants to ImClone (i) a world-wide, nonexclusive license, without the right to grant sublicenses, to use the Dyax Antibody Library and to practice the Dyax Patent Rights solely in connection with the use of the Dyax Antibody Library to research, develop and make Antibody Compounds and (ii) a world-wide, non-exclusive license, with the right to sublicense, to use the Antibody Compounds in order to make, have made, use, sell or import Licensed Products; provided however, that ImClone shall have no rights to make, have made, use, sell or import Licensed Products unless ImClone has obtained a sublicense under a CAT Product License with respect to the applicable Target as described in Section 4.1 herein (which sublicense must be obtained prior to the commencement of the first Phase I Clinical Trial of a Therapeutic Antibody Product or prior to the first filing for Marketing Authorization for any Diagnostic Antibody Product).

(b)
Dyax Materials.   In connection with the practice of the license rights set forth in Section 3.1(a)(i), Dyax hereby grants to ImClone a worldwide, non-exclusive, non-transferable license, without the right to grant sublicenses, to use the Dyax Materials on its own behalf only to identify Antibody Compounds from the Dyax Antibody Library and to make quantities of Antibody Compounds that are reasonably required for research and development activities only.   ImClone shall have no right to use the Dyax Materials other than to make Antibody Compounds for the limited purposes and in the limited amounts as herein provided.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.2 Third Party Sublicense  Rights.    During the Library License Term, ImClone shall have rights to use and practice the Affimed Patent Rights. Biosite Patent Rights, Biosite Know-How Rights, Domantis Patent Rights, Genentech Patent Rights, XOMA Patent Rights and XOMA Know-How as follows:

(a)	Affimed Sublicense.

i.
Upon the terms and conditions set forth in Section 3.2(a)(ii) below, ImClone shall have a sublicense under the Affimed Patent Rights and the Affimed Know How (the "Affimed Sublicense") for use with the Dyax Antibody Library and the Antibody Compounds as permitted by the license granted in Section 3.1(a).

ii.	ImClone hereby acknowledges and agrees that the Affimed Sublicense granted to ImClone under Section 3.2(a) is subject to the following terms and conditions:

1.
Nothing in this Agreement shall be deemed to grant ImClone rights under the Affimed Patent Rights broader than the field and scope of the license granted to Dyax under the Affimed License; and nothing in this Agreement shall be deemed to grant ImClone the right to (i) make, sell, offer for sale or import any composition of matter other than Products which would, but for the licenses granted herein, infringe a Valid Claim of the Affimed Patent Rights, or (ii) use any phage or phagemid library other than the Dyax Antibody Library;

2.	The Affimed Sublicense shall be subject to the applicable terms and conditions of the Affimed License;

3.
ImClone agrees that, promptly after execution of this Agreement, Dyax shall deliver to Affimed only those relevant portions of this Agreement evidencing the sublicense granted hereunder is in compliance with the terms and conditions set forth in the Affimed License;

4.	In the event that the Affimed License is terminated prior to its expiration for any reason, the Affimed Sublicense shall terminate; and

5.	If ImClone fails to comply with any terms and conditions set forth herein, the Affimed Sublicense shall automatically terminate.

(b)	Biosite Sublicense.

i.
Upon the terms and conditions set forth in Section 3.2(b)(ii) below, ImClone shall have a sublicense under the Biosite Patent Rights and the Biosite Know How (the "Biosite Sublicense") for use with the Dyax Antibody Library and the Antibody Compounds as permitted by the license granted in Section 3.1(a).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ii.	ImClone hereby acknowledges and agrees that the Biosite Sublicense granted to ImClone under Section 3.2(b)(i) is subject to the following terms and conditions:

1.	ImClone shall comply with the restrictions imposed by Biosite on any potential sublicensee under Section 2.2 of the Biosite License;

2.
Nothing in this Biosite Sublicense shall be deemed to grant ImClone rights under the Biosite Patent Rights and Biosite Know-How Rights broader than the rights granted to the Dyax Antibody Library and the Dyax Patent Rights under this Agreement and such rights to the Biosite Patent Rights and Biosite Know-How are limited to use with the Dyax Antibody Library and Antibody Compounds as permitted by Article 3 of the Agreement;

3.
ImClone and its Affiliates shall not enforce (or attempt or purport to enforce) against Biosite or its Affiliates any patent that claims (or purports to claim) any process of, any composition for or any use of (i) Biosite Know-How Rights, provided that such Biosite Know-How Rights have been disclosed to ImClone by Dyax, (ii) creating, constructing or producing immune libraries from immunized rodents for the purpose of phage display therefrom of antibodies or binding fragments thereof, or (iii) phage display of antibodies or binding fragments thereof, or (iv) selecting or producing antibodies or binding fragments thereof derived from such libraries.  The Biosite Sublicense shall automatically terminate upon any breach of this covenant, which shall survive any termination of the Biosite Sublicense;

4.	The Biosite Know-How Rights shall be treated as Confidential Information under this Agreement and shall be afforded the same protection as the Confidential Information of Dyax;

5.
A signed copy of this Biosite Sublicense (with any provisions of the Agreement  reasonably deemed necessary by Dyax and Biosite) shall be provided to Biosite in order to confirm that Dyax has complied with Biosite’s restrictions on granting sublicenses contained in the Biosite License;

6.	In the event that the Biosite License be terminated early, the Biosite Sublicense shall also terminate; and

7.	The Biosite Sublicense shall not become effective until all of the conditions of this Section 3.2(b)(ii) have been met.

8.
The parties expressly acknowledge that the term of the Biosite Sublicense shall be coextensive with the term of the Agreement; provided, however, that the Biosite Sublicense is subject to early termination, upon written notice by Dyax to ImClone, if the Biosite License terminates early for any reason.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(c)	Domantis Sublicense.

i.
 Upon the terms and conditions set forth in Section 3.2(c)(ii) below,  ImClone shall have a sublicense under the Domantis Patent Rights (the "Domantis Sublicense") for use with the Dyax Antibody Library and the Antibody Compounds as permitted by the license granted in Section 3.1(a).

ii.	ImClone hereby acknowledges and agrees that the Domantis Sublicense granted to ImClone under Section 3.2(c)(i) is subject to the following terms and conditions:

1.
Nothing in this Agreement shall be deemed to grant ImClone rights under the Domantis Patent Rights broader than the field and scope of the license granted to Dyax under the Domantis License; and nothing in this Agreement shall be deemed to grant ImClone the right to (a) make, sell, offer for sale or import any composition of matter other than Products which would, but for the licenses granted herein, infringe a Valid Claim of the Domantis Patent Rights, or (b) use any phage or phagemid library other than the Dyax Antibody Library; and

2.
ImClone agrees that, promptly after execution of this Agreement, Dyax shall have the right to notify Domantis of this Agreement in compliance with the terms and conditions set forth in the Domantis License.

(d)	Genentech Sublicense.

i.
Upon the terms and conditions set forth in in Section 3.2(d)(ii) below,  ImClone shall have a sublicense under the Genentech Patent Rights (the "Genentech Sublicense") for use with the Dyax Antibody Library and the Antibody Compounds as permitted by the license granted in Section 3.1 (a).

ii.	ImClone hereby acknowledges and agrees that the Genentech Sublicense granted to ImClone under Section 3.2(d)(i) is subject to the following terms and conditions:

1.	ImClone shall comply with the restrictions imposed by Genentech on any potential Genentech Sublicensee under Section 2.3 of the Genentech License;

2.
Nothing in the Genentech Sublicense shall be deemed to grant ImClone rights under the Genentech Patent Rights broader than the rights granted to the Dyax Antibody Library and the Dyax Patent Rights under the Agreement and such rights to the Genentech Patent Rights are limited to use with the Dyax Antibody Library and Antibody Compounds as permitted under Article 3 of the Agreement;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.
A signed copy of this Genentech Sublicense (with any provisions of the Agreement reasonably deemed necessary by Dyax and Genentech) shall be provided to Genentech in order to confirm that Dyax has complied with Genentech’s restrictions on granting sublicenses contained in the Genentech License;

4.	In the event that the Genentech License is terminated early, the Genentech Sublicense shall also terminate; and

5.	The Genentech Sublicense shall not become effective until all of the conditions of this Section 3.2(d)(ii) have been met.

6.
The parties expressly acknowledge that the term of the Genentech Sublicense shall be coextensive with the term of the Agreement; provided, however, that the Genentech Sublicense is subject to early termination, upon written notice by Dyax to ImClone, if the Genentech License terminates early for any reason.

(e)	XOMA Covenant.

i.
Upon the terms and conditions set forth in in Section 3.2(e)(ii) below,  ImClone shall have the benefit of the covenant not to sue conferred pursuant to the XOMA License with regard to infringement of the XOMA Patent Rights or misappropriation of the XOMA Know-How (the "XOMA Covenant") solely to the extent reasonably necessary to permit the use by ImClone of the Dyax Antibody Library and Antibody Compounds as permitted by the license granted in Section 3.1(a); but the benefit of the covenant shall expressly exclude the use and practice of the XOMA Patent Rights or XOMA Know-How for commercial or industrial manufacture or any activities solely directed to the creation of such manufacturing capabilities.

ii.	ImClone hereby acknowledges and agrees that the XOMA Covenant granted to ImClone under Section 3.2(e)(i) is subject to the following terms and conditions:

1.
ImClone will abide by each of the limitations, restrictions and other obligations applicable to ImClone provided for in the XOMA License including, without limitation, the restrictions on use of Transferred Materials for purposes other than Research and Development;

2.	ImClone covenants not to use the Transferred Materials for any purpose other than for Research and Development purposes;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3.	ImClone agrees that the "first sale" doctrine does not apply to any Disposition of Transferred Materials;

4.
ImClone shall Dispose of Transferred Materials only to a third party who otherwise meets the definition of a Dyax Collaborator under the XOMA License and who executes a written agreement in which its undertakes all of the obligations set forth herein;

5.	XOMA shall be an intended third party beneficiary with respect to the foregoing provisions of Section 3.2(e)(ii)(1) through (4);

6.
If ImClone or any person or entity controlled by ImClone contests the validity or enforceability of any of the XOMA Patent Rights hereunder, XOMA shall have the right to terminate (or cause Dyax to terminate) all of the rights hereby granted to ImClone under the XOMA Patent Rights;

7.
ImClone acknowledges and agrees that it has received from Dyax, and is subject to the relevant provisions of, the following documents: (i) a redacted copy of the XOMA License containing all of the limitation, restrictions and other obligations provided therein with respect to the XOMA Patent Rights; and (ii) the Form of Notice attached hereto as Attachment G-2 and incorporated herein;

8.
ImClone acknowledges and agrees that nothing in this Agreement shall be construed as a release or waiver of past, present or future infringement of the XOMA Patent Rights by ImClone acting outside the scope of this Agreement nor as a release from Dyax from any claim of infringement of the XOMA Patent Rights nor as any right to release any third party from any claim of infringement under the XOMA Patent Rights;

9.
ImClone acknowledges and agrees that the XOMA Covenant shall not extend to infringement of the XOMA Patent Rights arising out of making or the means or methods used to make any amount of a licensed Antibody or Licensed Product other than those quantities of Antibody reasonably required for Research and Development purposes; provided, however, that Dyax or ImClone shall be permitted to make or have made any licensed Antibody by any means of its selection other than those which otherwise infringe a Valid Claim of the XOMA Patent Rights;

10.
ImClone acknowledges and agrees that the XOMA Covenant shall become void and without effect as to ImClone if ImClone fails to materially discharge or comply with any terms of this Agreement with respect to the XOMA Patent Rights;

11.	ImClone acknowledges and agrees that the XOMA Covenant is personal to Dyax and ImClone and cannot be assigned or transferred;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.	ImClone agrees that Dyax shall have the right to deliver to XOMA a written report which shall specify the name, address and contact person for ImClone; and

13.
In the event of the termination of the XOMA License by Dyax, the licenses and rights granted to Dyax and ImClone under the XOMA License shall survive.  In the event of the termination of the XOMA License by XOMA, the licenses and rights granted to Dyax and ImClone under the XOMA License shall terminate.

ARTICLE 4.
GRANT OF CAT RIGHTS

4.1 CAT Patent Rights.

(a)
Upon the terms and conditions set forth in Section 4.1(b) below, ImClone shall have the right, (i) during the Library License Term, to use the CAT Patent Rights for the purposes of carrying out research and development activities in relation to identifying Antibody Compounds, and (ii) to obtain through Dyax a sublicense of one or more CAT Product Licenses, in order for ImClone to make, have made, use, sell or import Licensed Products to a particular Target.  The parties hereto expressly acknowledge the existence of the Previously Sublicensed CAT Product Licenses obtained by ImClone prior to the date hereof and further expressly acknowledge and agree that the right of ImClone to obtain one or more sublicenses of CAT Product Licenses through Dyax hereunder shall be in addition to the Previously Sublicensed CAT Product Licenses currently held by ImClone.

(b)	ImClone hereby acknowledges and agrees that the rights granted to ImClone under Section 4.1(a) with respect to the CAT Patent Rights is subject to the following terms and conditions:

i.	CAT Product License:

1
As required by the CAT License, in the event that ImClone wishes to develop and commercialize any Product with respect to a Target, then prior to the commencement of the first Phase I Clinical Trial in relation to any Therapeutic Antibody Product or prior to the first filing for Marketing Authorization for any Diagnostic Antibody Product, ImClone must first obtain a sublicense under a CAT Product License with respect to such Target.

2
Dyax hereby warrants and represents that, under the CAT License, CAT has granted Dyax certain options to obtain CAT Product Licenses.  During the Library License Term, Dyax will reserve for ImClone options for up to four (4) CAT Product Licenses to be exercised by Dyax on ImClone’s behalf in accordance with the terms of this Agreement (the "Initial Product License Allotment"). Upon the date on which ImClone has depleted its Initial Product License Allotment, provided that Dyax has unexercised options available under the CAT Agreement and provided further that such unexercised options have not been reserved for other Dyax collaborators or for Dyax's internal development programs, Dyax shall reserve for ImClone options for up to an additional four (4) CAT Product Licenses to be exercised by Dyax on ImClone’s behalf (the "Second Product License Allotment").  In addition, after exercising the options reserved for ImClone in the Second Product License Allotment, then, upon each request of ImClone, provided that Dyax has unexercised options available under the CAT Agreement and provided further that such unexercised options have not been reserved for other Dyax collaborators or for Dyax's internal development programs, Dyax shall exercise one or more options for CAT Product Licenses on ImClone's behalf in accordance with the terms set forth herein.  For the avoidance of doubt, the parties hereto acknowledge and agree that the Previously Sublicensed CAT Product Licenses shall be in addition to and shall under no circumstances be counted against the Initial Product License Allotment or the Second Product License Allotment.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

3
In order to determine whether a CAT Product License can be obtained with respect to a Target, ImClone must first request that Dyax submit such Target (the "Nominated Target") through the CAT Gatekeeping Procedure described in herein.

ii.	CAT Gatekeeping.

1
Any request by ImClone that Dyax submit a Nominated Target through the CAT Gatekeeping Procedure shall be in writing and must identify the Nominated Target against which Antibody Compounds are directed (which must be accompanied by a GenBank® accession number, if available, or similar information which uniquely identifies such Nominated Target).

2
Upon receipt of a request by ImClone under paragraph (b)(i) above, Dyax shall promptly (but in no event more than [*****] days) request that CAT subject the Nominated Target to CAT's Gatekeeping Procedure (as described in Attachment H-1 hereto) in accordance with the CAT License.

3
If CAT notifies Dyax under the CAT License that the Nominated Target has not passed the CAT Gatekeeping Procedure, then Dyax shall promptly notify ImClone in writing that Dyax will not be granted a CAT Product License, and ImClone shall have no right to obtain a CAT Product License above with respect to such Nominated Target; provided, however, that if requested by ImClone, Dyax will exercise its rights with respect to an Expert as set forth in paragraph 3 of Attachment H-1 hereto.

4
If CAT determines that the Nominated Target has passed the CAT Gatekeeping Procedure (or the Expert determines that CAT did not correctly apply the CAT Gatekeeping Procedure as set forth in paragraph 3 of Attachment H-1 hereto), then pursuant to the terms of the CAT License, CAT is obligated to notify Dyax (the "Target Acceptance Notification") that a CAT Product License is available for such Target and Dyax shall promptly notify ImClone in writing thereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

iii.
Sublicense of CAT Product License.  Upon receipt of a Target Acceptance Notification, ImClone may, by written notice and by payment of the Product License Fee referred to in Section 6.3 of the Agreement, request that Dyax secure a CAT Product License for the Nominated Target.  In such event, Dyax shall have [*****] business days in which to obtain a CAT Product License with respect to such Nominated Target, and to deliver to ImClone a fully executed redacted copy thereof.  Within [*****] business days following delivery of such redacted copy, Dyax and ImClone shall enter into a written sublicense agreement, the form of which is attached hereto as ATTACHMENT I.

iv.
Effect of Termination of CAT License.  Pursuant to the terms of the CAT License, upon termination of the CAT License, Dyax represents and warrants that (1) any CAT Product License granted to Dyax before the date of termination shall continue and the Parties will continue to be bound by the terms of the CAT License in relation to any such CAT Product License, and (2) any sublicense granted by Dyax to ImClone under a CAT Product License pursuant to this Agreement will continue in force provided that ImClone is not in breach of the relevant sublicense and ImClone agrees to enter into a direct agreement with CAT upon the terms of the CAT Product License Agreement.  The Parties acknowledge that ImClone derives independent and significant value from the agreements set forth in the CAT License and may rely thereon and to that extent only shall have the right to enforce the provisions of paragraph 4.1(b)(iv) above and be a third party beneficiary for that purpose only.

v.
ImClone Acknowledgement.  As required by the CAT License, ImClone hereby acknowledges and agrees that Dyax must request, and be granted a CAT Product License, in relation to a Therapeutic Antibody Product prior to Dyax or ImClone's commencement of the first Phase I Clinical Trial in relation to such Therapeutic Antibody Product or in relation to a Diagnostic Antibody Product prior to Dyax or ImClone's first filing for Marketing Authorization in relation to such Diagnostic Antibody Product.

vi.
Third Party Beneficiary Right.  As required by the CAT License, ImClone agrees that CAT shall be a third party beneficiary of the any sublicense granted by Dyax to ImClone under a CAT Product License and CAT shall have the right to enforce (including claim damages as a result of any breach) of such sublicense.  If at any time CAT does have to enforce its rights under such sublicense Dyax will, if requested by CAT, supply to CAT a copy of the relevant sublicense as soon as possible.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ARTICLE 5.
LIMITATION OF RIGHTS AND COVENANTS

5.1 Limitation of Rights. ImClone acknowledges that its rights with respect to the Dyax Technology, Affimed Patent Rights, Biosite Patent Rights, Biosite Know-How, CAT Patent Rights, Genentech Patent Rights, XOMA Patent Rights and XOMA Know-How are limited to those expressly granted in this Articles 3 and 4.  ImClone agrees that, except as expressly set forth in this Agreement, no other rights or licenses, express or implied, are granted to any patents, patent applications, inventions, trademarks, trade secrets or other intellectual property, or to any materials, information, data or know-how, of the other party.  Without in any way limiting the scope of the foregoing, ImClone further also acknowledges and agrees that:

(a)
ImClone shall not transfer the Dyax Antibody Library, Dyax Materials, or Dyax Know-How to any third party and shall not perform services using the Dyax Antibody Library, Dyax Materials or Dyax Know-How for any third party;

(b)
Dyax has previously licensed and will continue to license use of the Dyax Antibody Library to third parties and as such it may be possible that third parties may generate the same Antibodies as ImClone and therefore have access and rights to same, and nothing contained in this Agreement shall be deemed to prohibit or restrict Dyax from continuing to supply Dyax Antibody Library to third parties, or serve as the basis for any claim of liability against Dyax as a result of such activities; and

(c)
Dyax has used and will continue to use the Dyax Antibody Library and Dyax Patent Rights in connection with Dyax's own internal research and development activities to discover Antibodies and as such it may be possible for Dyax to generate Antibodies or products that are the same or similar to Antibodies or products developed by ImClone; and

(d)
any materials provided by Dyax to ImClone under this Agreement, including without limitation the Dyax Materials (but excluding Antibody Compounds generated by ImClone) are to be used for research purposes only.

5.2 Covenant Not to Sue.  In partial consideration for the grant of rights hereunder, ImClone agrees not to enforce against Dyax any patent right owned or controlled by ImClone that arose from ImClone’s use of the Dyax Antibody Library or any of the inventions claimed in the Dyax Patent Rights ("ImClone Patent Right") that Dyax may infringe in using the Dyax Antibody Library or the inventions claimed in the Dyax Patent Rights. Nothing in this Section 5.2 is intended to grant Dyax any rights to nonsuit with respect to any claim in any patent right owned or controlled by ImClone, any Antibody Compound or any Licensed Product.  The parties agree that the covenant not to sue in this Section 5.2 survives termination of this Agreement and is a right that transfers with any sale or disposition by ImClone of the ImClone Patent Right. ImClone will obtain from any subsequent owner or transferee of any ImClone Patent Right a written agreement to abide by the terms of this covenant not to sue, and ImClone hereby agrees that Dyax will be a third party beneficiary, to the extent of this covenant not to sue, of any assignment or other transfer of an ImClone Patent Right to any third party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

5.3 Additional Covenant.  In partial consideration for the grant of rights hereunder, ImClone agrees that neither it nor any of its Affiliates, sublicensees or collaborators (to the extent they claim rights or receive rights under this Agreement) shall seek a judgment of invalidity or unenforceability of, enter into any opposition to, and/or appeal from any decision with respect to validity or enforceability of the Dyax Patent Rights (or other intellectual property rights of Dyax relating to the Dyax Antibody Library or Dyax Materials) and shall not assist or otherwise cooperate with another party in any attempt to obtain judgment, opposition or appeal with respect to the rights Dyax Technology unless compelled by a court of competent jurisdiction or otherwise required by law, without first giving Dyax written notice [*****] days prior to such action when such notice is possible.  Dyax and ImClone agree that this covenant is a material term of this Agreement, and breach of this covenant will constitute a material breach of this Agreement.

ARTICLE 6.
PAYMENTS AND REPORTS

6.1 Technology Transfer and License Fees.  In consideration for the rights granted to ImClone under this Agreement, ImClone shall pay to Dyax an initial license fee of [*****].  The parties hereto acknowledge that ImClone has previously advanced the sum of [*****] to Dyax, which shall be credited against the initial license fee.  On the date that this Agreement is executed by the parties hereto, ImClone shall pay to Dyax the outstanding balance of [*****] by wire transfer.

6.2 Annual License Maintenance Fee.  Commencing with the first (1st) anniversary of the Effective Date and on each anniversary of the Effective Date thereafter during the Library License Term, ImClone shall pay to Dyax an annual license maintenance fee of [*****] by wire transfer on or before each such anniversary; provided that the amount of this annual fee shall be adjusted if the Library License Term is extended as provided in Section 11.1.

6.3 Product License Fee.  ImClone shall pay to Dyax a product license fee of [*****], by wire transfer, upon execution of any and each sublicense with respect to a CAT Product License between Dyax and ImClone.   The sublicense shall not come into effect until such fee is paid.

6.4 Therapeutic Development Milestones.  Except as set forth in Section 6.8, within [*****] days after the occurrence of the following events (each a "Therapeutic Development Milestone"), ImClone will make the following payments to Dyax:

(a)	$[*****] upon initiation of first Phase I Clinical Trial for a Therapeutic Product;

(b)	$[*****] upon initiation of the first Phase III Clinical Trial for a Therapeutic Product;

(c)	$[*****] upon first filing for Marketing Authorization in the first Major Market country; and

(d)	$[*****] upon first Marketing Authorization of a Therapeutic Product in the first Major Market country

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

The payment in relationship to each Therapeutic Development Milestone shall be made for the first Indication of each Therapeutic Product to each Target.  For each additional Indication of a Therapeutic Product to the same Target additional Therapeutic Development Milestone payments shall be required as set forth in subparagraphs (a) through (d), provided that the amount of each such payment shall be reduced by [*****].  For purposes of this Section, "Indication" means a new and distinct primary disease (for example cancer versus inflammation) and does not refer to the subsequent filing of a different type of the same primary disease (for example colon versus breast cancer).

6.5 Therapeutic Product Royalties.  Except as set forth in Section 6.8, ImClone agrees to pay Dyax royalties on all Net Sales at the royalty rate of [*****]% for all Therapeutic Products, subject to Section 6.8(c).  Royalty payments shall be made together with the reports required by Section 6.11.

6.6 In Vitro Diagnostic Development Milestones.  Except as set forth in Section 6.8, within [*****] days after the occurrence of the following events (each an "In Vitro Diagnostic Development Milestone"), ImClone will make the following payments to Dyax in connection with each Target:

(a)	$[*****] upon first filing for Marketing Authorization in the first Major Country for an In Vitro Diagnostic Product

(b)
$[*****] upon grant of Marketing Authorization in each Major Market country, provided that payment with regard to the first country in Europe that is subject to the Marketing Authorization of the European Medicines Evaluation Agency shall satisfy the requirement for Europe, the intention being that this milestone shall not be paid more than three times, once for US, once for Europe and once for Japan.

6.7  Royalties on In Vitro Diagnostic Products.  ImClone agrees to pay Dyax royalties on all Net Sales at the royalty rate of [*****]% for all In Vitro Diagnostic Products. Royalty payments shall be made with the reports required by Section 6.11.

6.8 Financial Terms with Respect to Previously Sublicensed CAT Product Licenses.  Notwithstanding anything to the contrary contained in this Agreement, in the prior versions of this Agreement or in any sublicense previously executed with respect to the Previously Sublicensed CAT Product Licenses, ImClone shall make only the following payments to Dyax with respect to any Therapeutic Products developed to a Target that is the subject of one of the Previously Sublicensed CAT Product Licenses:

(a)           Therapeutic Development Milestones.

(i)	$575,000 upon initiation of first Phase I Clinical Trial for a Therapeutic Product;

(ii)	$1,000,000 upon initiation of the first Phase III Clinical Trial for a Therapeutic Product;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(iii)	$1,650,000 upon first filing for Marketing Authorization in the first Major Market country; and

(iv)	$2,000,000 upon first Marketing Authorization of a Therapeutic Product in the first Major Market country.

Each Therapeutic Development Milestone shall be paid only once in connection with each Target. Dyax acknowledges the prior receipt of the milestone payment referred to in item (i) above with respect to Therapeutic Products directed to each of the Targets covered by the Previously Sublicensed CAT Product Licenses.

(b)
Maintenance Fee: ImClone agrees to pay Dyax, on every anniversary of each of the Previously Sublicensed CAT Product Licenses, an annual license maintenance fee in the amount of $[*****] for each Target to which the Previously Sublicensed CAT Product Licenses apply.   This obligation shall continue on a Target by Target basis for each year or part thereof prior to the First Commercial Sale by ImClone of a Therapeutic Product for the applicable Target for which ImClone shall then owe royalties pursuant to Section 4.9(c) hereof.

(c)	Therapeutic Royalties: [*****]% on Net Sales of all Therapeutic Products. Royalty payments shall be made with the reports required by Section 6.11.

6.9 Length of Royalty Obligation.  Royalties to be paid pursuant to Sections 6.5, 6.7 and 6.8(c) shall be payable with respect to each Licensed Product on a country by country basis for a period of ten years from the date of First Commercial Sale of such Licensed Product; provided, however, with respect to any of the CAT Patents which have been licensed to CAT by the Medical Research Council, a royalty obligation of [*****]% of Net Sales of Therapeutic Products (which, for avoidance of doubt, are included in the royalty amounts set forth in Section 6.5) and [*****]% of Net Sales of In Vitro Diagnostic Products (which, for avoidance of doubt, is included in the royalty amount set forth in Section 6.7) shall be payable from the tenth anniversary of the First Commercial Sale until the last Valid Claim of such CAT Patent if such time period is longer than ten years from the date of First Commercial Sale.

6.10 No Offset.  Except as expressly provided herein, ImClone shall not be entitled to offset any royalties that may be due to any third party in connection with the development, manufacture, use or sale of any Licensed Product against any royalties due to Dyax under this Agreement.  ImClone shall be responsible for any and all fees, royalties and other payments that may be due to any third party for any License Product, provided that Dyax shall be responsible for the payment of all fees, royalties and other payments under the Third Party Phage Display Agreements.  All fees payable by ImClone under this Article 6 shall are non-refundable and, unless otherwise expressly provided, may not be credited against any other sums which may be payable by ImClone under this Agreement.

6.11 Commercial Reports and Payments.   Prior to the First Commercial Sale of a Licensed Product, ImClone agrees, upon request from Dyax, to provide annual summary reports on the status of its research and development activities with respect to such Licensed Product.  Commencing with the First Commercial Sale of a Licensed Product in any country, within [*****] days after the conclusion of each Royalty Period, ImClone shall deliver to Dyax a report showing on a country-by-country basis for the applicable Royalty Period, Net Sales of each Licensed Product made by or on behalf of ImClone.  The statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales in such country. If no royalties or other payments are due to Dyax for any Royalty Period, the report shall so state.  Concurrent with these reports, ImClone shall remit to Dyax any payment due for the applicable Royalty Period.  ImClone acknowledges and agrees that Dyax may furnish the reports provided hereunder to CAT and that Dyax will treat the reports as confidential and will require CAT to do the same.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

6.12  Payments in U.S. Dollars.  All payments due under this Agreement shall be paid by wire transfer in United States dollars in immediately available funds to the account set forth below or to such other account that may be subsequently designated to ImClone by Dyax in writing. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter preceding the applicable calendar quarter.  Such payments shall be without deduction of any withholding taxes, value-added taxes, exchange, duty, collection, or other similar charges, unless required by law.  Any tax (other than VAT) which ImClone is required to pay or withhold with respect of the payments to be made to Dyax hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, ImClone shall give Dyax such assistance, which shall include the provision of such documentation as may be required by any revenue authority and other revenue services, as may be reasonably necessary to enable Dyax to claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax.

6.13 Records.  ImClone shall maintain complete and accurate records and books of account containing all data necessary for the calculation of the amounts payable to Dyax pursuant to this Agreement.  The rights of Dyax this Section 6.13 shall also be for the benefit of CAT.  The records and books of account shall be retained for seven (7) years following the calendar year to which they relate.  Upon Dyax’s written request a firm of accountants appointed by agreement between the parties, or failing such agreement within [*****] business days of the initiation of discussions between them on this point, Dyax shall have the right to cause an international firm of independent certified public accountants that has not performed auditing services for either party or their Affiliates acceptable to ImClone, such acceptance not to be unreasonably withheld to inspect such records and books of account.  In particular such firm:

(a)
shall be given access to and shall be permitted to examine and copy such books and records upon [*****] business days notice having been given by Dyax and at all reasonable times on business days for the purpose of certifying the Net Sales or other relevant sums calculated by ImClone during any calendar year were calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

(b)
prior to any such examination taking place, such firm of accountants shall undertake to ImClone that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person, but shall only use the same for purpose of calculations which they need to perform in order to issue the certificate to which this Section envisages;

(c)	any such access examination and certification shall occur no more than once per year and will not go back over records more than two (2) years old;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(d)	ImClone shall make available personnel to answer queries on all books and records required for purpose of that certification; and

(e)	the cost of the account shall be the responsibility of ImClone if the certification shows it to have underpaid Dyax by more than [*****] and the responsibility of Dyax otherwise.

6.14. Late Payments.  Any payments by ImClone that are not paid on or before the date such payments are due under this Agreement, without prejudice to any right or remedy available to Dyax it shall be entitled to charge ImClone interest (both before and after judgment) of the amount unpaid at the annual rate of [*****] calculated on a daily basis until payment in full is made without prejudice to Dyax’s right to receive payment on the due date.

6.15. Payments Made by Wire Transfer.  All payments made to Dyax under this Agreement shall be made by wire transfer to the following bank account of Dyax, or such other bank account as notified by Dyax to ImClone from time to time:

[*****]

6.16 ImClone Acknowledgement.  ImClone acknowledges and agrees that the amount of milestones and royalties due under this Article 6 and the duration of the royalty payments have been chosen for the convenience of the Parties as payment for use of the Dyax Antibody Library and Dyax Materials during the Library License Term to identifiy, generate, develop, produce or obtain Antibody Compounds and Licensed Products.

ARTICLE 7.
OWNERSHIP OF TECHNOLOGY AND INVENTIONS

Dyax is and shall remain the owner of the Dyax Antibody Library and all Dyax Patent Rights.  Dyax shall also be and remain the owner of the Dyax Materials and ImClone shall assign to Dyax any improvements to the Dyax Materials that ImClone makes while using the Dyax Materials.  ImClone shall own the Antibody Compounds and the Licensed Products and all data developed pursuant to the licenses granted hereunder.  ImClone acknowledges that the license rights to the Dyax Antibody Library and Dyax Patent Rights as granted hereunder are non-exclusive and that Dyax has granted and will continue to grant the same or similar rights to third parties.   ImClone further acknowledges that Dyax or any third party may independently discover, make or develop the same or a similar Antibody Compound or Licensed Product as ImClone may discover, make or develop under this Agreement.  Subject to the foregoing acknowledgment, ImClone may seek patent protection for any of the Antibody Compounds or Licensed Products.  Each of Dyax and ImClone agree to execute such applications, assignments and other documents, and to take such other actions as may reasonably be requested by the other party from time to time, in order to give effect to the ownership provisions of this Article 7.

ARTICLE 8.
CONFIDENTIALITY AND PUBLICITY

8.1. Confidentiality.  With respect to any confidential information received from or disclosed by the other party ("Confidential Information"), each party undertakes and agrees to:

(a)	only use the Confidential Information for the purposes envisioned under this Agreement and not to use the same for any other purpose whatsoever;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(b)
ensure that only those of its officers, directors, consultants, advisors and employees who are directly concerned with the carrying out of this Agreement have access to the Confidential Information on a strictly "need to know" basis and are informed of the secret and confidential nature of it and are obligated to maintain it in keeping with the obligations of confidentiality and limited use applying to the party herein;

(c)
keep the Confidential Information secret, confidential, safe and secure and shall not directly or indirectly disclose or permit to be disclosed the same to any third party, including any consultants or other advisors, (or, with respect to financial information, to sources of finance), without the prior written consent of the disclosing party except to the extent disclosure is necessary in connection with its use as envisioned under this Agreement;

(d)	ensure that the Confidential Information will not be covered by any lien or other encumbrance in any way; and

(e)
not copy, reproduce or otherwise replicate for any purpose or in any manner whatsoever any documents containing the Confidential Information except to the extent necessary in connection with its use as envisioned under this Agreement.

ImClone acknowledges and agrees that Dyax shall be permitted to disclose this Agreement in confidence to Affimed, Biosite, Domantis, Genentech, XOMA and CAT to the extent reasonably necessary to comply with Dyax’s obligations pursuant to the Affimed License, Biosite License, Domantis License, Genentech License, XOMA License and the CAT License with regard to the transferring of rights granted pursuant to those agreements to ImClone hereunder.  The obligations of the parties under this Article 8 shall survive the termination or expiration of this Agreement.

8.2 The obligations of referred to in Section 8.1 above shall not extend to any Confidential Information which: (i) was in the public domain or became part of the public domain prior to this Agreement, through no fault of the receiving party (ii) is known to the receiving party (having been generated independently by the receiving party or by a third party in circumstances where it has not been derived directly or indirectly from any Confidential Information of the disclosing party prior to receipt from the disclosing party), provided that evidence of such knowledge is furnished by the receiving party to the disclosing party within [*****] days of receipt of that Confidential Information (iii) is or was disclosed to the receiving party at any time by a third party having no obligation of confidentiality with respect to such Confidential Information or (iv) is required to be disclosed (including as part of any regulatory submission or approval process) or for the purposes of patent protection or pursuant to federal or state securities laws or regulatory requirements, provided that prompt written notice of this requirement has been given to the protected party so that it may, if so advised, seek appropriate relief to prevent such disclosure, provided always that in such circumstances such disclosure shall be only to the extent so required and shall be subject to prior consultation with the protected party with a view to agreeing on the timing and content of such disclosure.

8.3 Publicity.  No public announcement or other disclosures concerning the terms of this Agreement shall be made, whether directly or indirectly, by any party to this Agreement (except confidential disclosures to professional advisors) without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure except that: (i) a party may disclose those terms which it is required by regulation or law to disclose, provided that it takes advantage of all provisions to keep confidential as many terms as possible; and (ii) a party desiring to make such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof in order to allow such party to comment upon such announcement or disclosure.  Each party agrees that it shall cooperate fully with the other respect to all disclosures regarding this Agreement to the U.S. Securities and Exchange Commission and any other comparable foreign body including requests for confidential information or proprietary information of either party included in any such disclosure.  Notwithstanding the foregoing, ImClone shall have all rights and exclusive authority to issue any press release or public disclosure regarding Licensed Products developed hereunder.  ImClone agrees that Dyax may include ImClone on a list of Dyax licensees.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ARTICLE 9.
REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1. Authorization.  Each party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

9.2 Additional Dyax Representations and Warranties.  Dyax represents and warrants that:

(a) it has ownership of the Dyax Antibody Library and the Dyax Patent Rights and that it has the full legal right and power to enter into the obligations and grant the rights and licenses set forth in this Agreement and such licenses are not in conflict with any licenses granted by Dyax to any third party or in conflict with any other obligation of Dyax to any third party;

(b) other than what has been disclosed by Dyax in its annual and periodic filings with the Securities and Exchange Commission, Dyax is not aware of any other action, suit, inquiry or investigation which is pending against Dyax relating to the Dyax Antibody Library, the Dyax Materials or the Dyax Patent Rights or that questions or threatens the validity of this Agreement;

(c) it does not own or have rights to any patent application or patents that would be infringed by use of the Dyax Antibody Library other than those as to which ImClone has been granted rights under this Agreement;

(d) it has not received from a Third Party, nor has any actual knowledge that any Third Party intends to assert any claim that the use of the Dyax Antibody Library infringes the intellectual property rights of a Third Party; and

(e) other than patents as to which ImClone has been granted rights under this Agreement, as of the Effective Date, it has no knowledge of a granted patent that would be infringed by use of the Dyax Libraries.

9.3 Dyax Covenants Regarding The Third Party Phage Display Agreements.  Dyax hereby covenants and agrees that with respect to each Third Party Phage Display Agreement for the duration that the activities of ImClone may require a license thereunder (i) it shall not consent to any amendment or modification or termination of the Third Party Phage Display Agreements that would materially and adversely affect the licenses granted hereunder without the written consent of ImClone, such consent not to be unreasonably withheld; (ii) it shall not assign any of the Third Party Phage Display Agreements without the written consent of ImClone, such consent not to be unreasonably withheld, except that such consent shall not be required for assignment in connection with the transfer or sale of all or substantially all of its antibody phage display business, or in the event of its merger, consolidation, change in control or similar transaction, provided that such assignment does not adversely affect the Third Party Phage Display Agreements or ImClone’s rights thereunder; and (iii) it shall promptly advise ImClone of any notice of a breach or intent to terminate any Third Party Phage Display Agreement that is received, and to the extent permitted under the Third Party Phage Display Agreement, ImClone shall have the right but not the obligation to cure any such breach.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

9.4 Dyax Disclaimer of Warranties.   With regard to the Dyax Antibody Library and the Dyax Patent Rights, nothing in this Agreement shall be construed as a warranty or representation by Dyax that ImClone’s use of the Dyax Antibody Library and the practice of the Dyax Patent Rights in connection therewith will result in any Antibody Compounds or Licensed Product or as a warranty or representation by Dyax that the exploitation of the Dyax Antibody Library, Dyax Patent Rights, or any Antibody Compound or any Licensed Product will be free from infringement of patents of third parties.  Other than as set forth in Sections 9.1, 9.2 and 9.3 hereof, DYAX DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH REGARD TO THE DYAX PATENT RIGHTS, DYAX ANTIBODY LIBRARY AND THE DYAX MATERIALS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE OR THE WARRANTY OF NONINFRINGEMENT.

9.5 Limitation of Liability.   Neither party shall be liable to the other for consequential, incidental, indirect or punitive damages arising under this Agreement.

ARTICLE 10.
INDEMNIFICATION

10.1 ImClone Indemnification.  ImClone shall indemnify, defend, and hold harmless Dyax and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Dyax Indemnified Parties") against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon the Dyax Indemnified Parties or any one of them in connection with any claims, suits, actions, demands, or judgments of any third party arising out of the use by ImClone of the Dyax Antibody Library or Dyax Materials or that concerns any Antibody Compound or Licensed Product made, used, sold or furnished by ImClone or for any breach by ImClone of its obligations under this Agreement or any sublicense granted by Dyax to ImClone under a CAT Product License, or of any of the obligations of ImClone with regard to the use of the Biosite Patent Rights, Biosite Know-How, Genentech Patent Rights, XOMA Patent Rights, XOMA Know-How and CAT Patent Rights as set forth in this Agreement, except to the extent that those claims are caused by the negligent or willful acts of the Dyax Indemnified Parties; provided, however, that, as a condition of such indemnification obligation, the Dyax Indemnified Parties or any one of them shall promptly notify ImClone of any such claim, suit, action or demand and shall give ImClone sole control, and full authority, information and assistance, in the defense or settlement thereof.

10.2 Dyax Indemnification.  Dyax shall indemnify, defend, and hold harmless ImClone and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "ImClone Indemnified Parties") against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon the ImClone Indemnified Parties or any one of them in connection with any claims, suits, actions, demands, or judgments arising out of the inaccuracy of any representation or the breach of any warranty, covenant, or obligation of Dyax contained in this Agreement, except to the extent that those claims are caused by the negligent or willful acts of the ImClone Indemnified Parties; provided, however, that, as a condition of such indemnification obligation, the ImClone Indemnified Parties or any one of them shall promptly notify Dyax of any such claim, suit, action or demand and shall give Dyax sole control, and full authority, information and assistance, in the defense or settlement thereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

10.3 The obligations and rights under this Article 10 shall survive the termination or expiration of this Agreement.

ARTICLE 11.
TERM AND TERMINATION

11.1	Term of Library License.

(a)
Unless earlier terminated in accordance with this Section 11.1, the term during which ImClone may continue to use and practice the Dyax Technology, Affimed Patent Rights. Biosite Patent Rights, Biosite Know-How Rights, Domantis Patent Rights, Genentech Patent Rights, XOMA Patent Rights and XOMA Know-How (the "Library License Term") shall commence on the Effective Date and remain in effect until the first to occur of (i) the sixth (6th)  anniversary of the Effective Date, or (ii) the termination of this Agreement.

(b)
Provided that this Agreement has not been previously terminated, ImClone may extend the Library License Term beyond the sixth (6th) anniversary of the Effective Date, by delivering written notice to Dyax, which notice must be accompanied by an extension fee of [*****].  Upon receipt of such notice and such fee, the Library License Term shall be extended for an additional four (4) years (i.e. for years 6-10), provided that ImClone continues to pay the annual license maintenance fee of [*****] required under Section 6.2.

(c)	ImClone shall have the right to terminate the Library License Term at any time by providing [*****] days prior written notice to Dyax.

(d)
Upon expiration or termination of the Library License Term, the Library License will terminate and ImClone shall immediately cease all use of the Dyax Technology licensed under this Agreement and shall, as directed by Dyax, return to Dyax or destroy all quantities of the Dyax Antibody Library and Dyax Materials in ImClone's possession; otherwise this Agreement shall remain in full force and effect.

11.2	Term of Agreement.

(a)
Expiration.  Unless earlier terminated as provided in Sections 11.2(b), (c) and (d) below, this Agreement shall commence on the Effective Date and shall remain in effect with respect to each Antibody Compound until the expiration date of the last to expire of Valid Claims licensed to ImClone hereunder.

(b)	Termination by ImClone. ImClone shall have the right to terminate this Agreement at any time by providing [*****] days prior written notice to Dyax.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(c)
Termination by Dyax.  In the event that ImClone fails to make timely payment of any amounts due to Dyax under Article 6 of this Agreement, Dyax may terminate this Agreement upon [*****] days prior written notice to ImClone, unless ImClone pays all past-due amounts prior to the expiration of such [*****] day notice period.  In the event that (i) ImClone breaches its covenant under Section 5.3, or (ii) Imclone or any of its Affiliates, sublicensees or collaborators (to the extent they claim rights or receive rights under this Agreement) seeks a judgment of invalidity or unenforceability of, enters into any opposition to, and/or appeal from any decision with respect to validity or enforceability of the Dyax Patent Rights or the Dyax Technology or assists or otherwise cooperates with another party in any such attempt to obtain judgment, opposition or appeal unless compelled by a court of competent jurisdiction or otherwise required by law, Dyax may terminate this Agreement immediately by written notice to ImClone.

(d)
Termination for Other Material Breach.  In the event that either party commits a material breach of any of its obligations under this Agreement other than those described in Section 11.2(c), and such party fails to remedy that breach within [*****] days after receiving written notice thereof from the other party, then the other party may immediately terminate this Agreement upon written notice to the breaching party.

11.3	Effect of Expiration or Termination of Agreement.

(a)
Upon the expiration or earlier termination of this Agreement and except as expressly provided for herein, all Confidential Information received hereunder shall be returned or destroyed at the disclosing party’s election (provided that the receiving party may retain one copy to the extent necessary to comply with any contractual or other legal obligations applicable thereto), all rights and licenses granted to ImClone hereunder shall terminate and ImClone shall immediately cease all use of the Dyax Technology licensed under this Agreement and shall, as directed by Dyax, return to Dyax or destroy all quantities of the Dyax Antibody Library and Dyax Materials in ImClone's possession.  Subject to the payment provisions of Article 6, ImClone may continue to use Antibody Compounds and licensed Antibody information in existence as of the date of expiration or termination, in accordance with the license rights set forth in Articles 3 and 4 herein, which shall survive the expiration or earlier termination of this Agreement with respect to such Antibody Compounds, as shall the rights of ImClone under the Previous CAT Product Licenses and any additional sublicense of any CAT Product License granted to Dyax by CAT in accordance with Section 4.2 before the end of the Term, subject to the terms of each such sublicense.

(b)
In addition to the survival described in the last sentence of Section (a) above, the following provisions shall survive the expiration or termination of this Agreement:  Articles 1, 6, 7, 8, 10 and 12 and Sections 6.13, 9.3, 9.4 and this Section 11.3.

(c)
Upon expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such expiration or termination.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(d)
In the event that ImClone disputes a payment obligation and ImClone notifies Dyax of such dispute and makes the payment under protest, then notwithstanding such payment, ImClone shall have the right to bring an action as to whether or not ImClone is obligated to make such payment and to the extent ImClone prevails in such action, Dyax shall return such disputed payment to ImClone.

(e)	This Agreement may be terminated only as expressly provided in this Article 11.

ARTICLE 12.
MISCELLANEOUS

12.1 Relationship of Parties.  Nothing in this Agreement or in the course of business between Dyax and ImClone shall make or constitute either party a partner, employee or agent of the other.  Neither party shall have any right or authority to commit or legally bind the other in any way whatsoever including, without limitation, the making of any agreement, representation or warranty.

12.2 Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to DYAX:	If to ImClone:

Dyax Corp.	ImClone Systems Incorporated
300 Technology Square	180 Varick Street
Cambridge, MA 02139	New York, NY 10014
Attention: Vice President, Business Development	Attention: General Counsel
Facsimile: (617) 225-2501	Facsimile: [*****]
Attention: Corporate Counsel	Attention: _____________________
Facsimile: (617) 225-7708	Facsimile: ______________________

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

12.3 Assignment.  This Agreement may be assigned by Dyax to a party owning the rights to the Dyax technology without the prior written consent of ImClone.  The performance of the ImClone hereunder is of a personal nature and, therefore, neither this Agreement nor the licenses granted to ImClone under Articles 3 and 4 may be assigned, sublicensed (except as expressly provided under Articles 3 and 4), or otherwise transferred to a third party by the ImClone without the prior written consent of Dyax, and any such attempted assignment, sublicense or transfer, directly or indirectly, shall be void and of no force or effect.  Notwithstanding anything to the contrary herein, ImClone shall be entitled to assign and transfer its rights and obligations under this Agreement to a subsidiary or Affiliate without the prior written consent of Dyax provided that such subsidiary or Affiliate agrees in writing to expressly assume the obligations of ImClone hereunder, or to a successor in connection with a merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement with prompt written notice to Dyax of such merger, consolidation or sale.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12.4 Governing Law & Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

12.5 Compliance With Law. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

12.6 Force Majeure.  No party shall be liable for failure or delay in performance of any obligation under this Agreement if such failure or delay is caused by circumstances beyond the control of the party concerned, including, without limitation, failures resulting from fires, earthquakes, power surges or failures, accidents, labor stoppages, war, revolution, civil commotion, acts of public enemies, blockade, embargo, inability to secure materials or labor, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, acts of God, or acts or omissions of communications carriers, or other causes beyond the reasonable control of the party affected, whether or not similar to the foregoing.  Any such cause shall delay the performance of the affected obligation until such cause is removed.

12.7 Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

12.8 Headings.  All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any Article or Section hereof.

12.9 Severability.  In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

12.10 Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any term sheets and all prior agreements or understandings between the parties relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

DYAX CORP.	IMCLONE SYSTEMS INCORPORATED

By: /s/ Gustav Christensen	By: /s/ Larry Witte
Name: Gustav Christensen	Name: Larry Witte
Title: EVP & Chief Business Officer	Title: SVP, Research

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT A-1

Dyax Antibody Library:

[*****]

Dyax Materials:

[*****]

Written procedures for use of the Dyax Antibody Library and Dyax Materials.

Dyax Know-How:

Any written procedures relating to the use of the Dyax Antibody Libraries and Dyax Materials, including without limitation, the manual provided by Dyax.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT A-2
DYAX PATENT RIGHTS

[*****]

The parties agree that Dyax will periodically supplement the Dyax Patent Rights with new patents or patent applications necessary to use the Dyax Antibody Library to research, develop and make Antibody Compounds which are filed or acquired by Dyax subsequent to the Effective Date of the Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT B

[RESERVED]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT C-1

AFFIMED PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT D-1

BIOSITE PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT D-2

Biosite Know-How Rights

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT E-1

DOMANTIS PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT F-1

GENENTECH PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT G-1

XOMA FORM OF NOTICE

XOMA owns a number of patents covering various aspects of bacterial antibody expression and phage display.

XOMA has licensed these patents on a non-exclusive basis to Dyax.

Under the license agreement with XOMA:

●           Dyax cannot provide phage display services or transfer phage display materials, products or information to you without first showing you a redacted copy of its license from XOMA and this notice.

●           If you and Dyax enter into a written agreement by which you become a "Dyax Collaborator," then you will be permitted to use Dyax phage display services, Dyax phage display materials, products and information to research, develop and commercialize antibody products.

●           Collaborators do not, however, have the right to produce commercial quantities of such antibodies using XOMA's patented technology. Rather, collaborators only have the right to make research and development quantities of antibodies using the XOMA patent rights. Thereafter, unless the collaborator obtains a commercial production license from XOMA (which may be available), the collaborator must produce commercial quantities of antibodies using a method that does not infringe XOMA patent rights.

●           Therefore, if you and Dyax enter into a written agreement, that agreement must contain certain provisions specified in the license agreement with XOMA, including:

●
Terms pursuant to which you, as the recipient of any transferred materials, would agree to abide by each of the limitations, restrictions and other obligations provided for by the license agreement with XOMA, including, without limitation, the restrictions on use of such transferred materials for purposes other than research and development.

●	A covenant not to use transferred materials for any purpose other than for research and development purposes otherwise authorized by the license agreement with XOMA.

●	A provision that the "first sale" doctrine does not apply to any disposition of transferred materials.

●
An agreement by you to further dispose of transferred materials only to a third party who otherwise meets the definition of a "Dyax Collaborator" set forth in the license agreement with XOMA and who executes a written agreement in which it undertakes all of the obligations applied to the transferring party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT G-2

XOMA PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT H-1

CAT GATEKEEPING PROCEDURE

For each Nominated Target (which must be accompanied by a GenBank® accession number or similar information which uniquely identifies that Nominated Target) submitted by Dyax under Section 4.1(ii), CAT will, on a Nominated -Target-by-Nominated -Target basis, not grant a Product License to Dyax, if:

1.
CAT is, at the date of submission of the Target option notice by Dyax, contractually obligated on an exclusive basis in respect of that Nominated Target with a Third Party pursuant to an agreement with that Third Party which was entered into prior to 3 January 2003; or

2.
CAT is, at the date of submission of the Target option notice by Dyax, engaged in internal research and/or development with respect to such a Nominated Target (as can be measured by reliable or verifiable means).

NOTES:

1.
For the avoidance of doubt, CAT will not subject any Nominated Target to the CAT Gatekeeping Procedure unless and until Dyax supplies CAT with a GenBank® accession number or similar information which uniquely identifies that Nominated Target.

2.
If Dyax supplies CAT with an incorrect GenBank® accession number for a Nominated Target or otherwise incorrectly identifies a Nominated Target which is then subjected to the CAT Gatekeeping Procedure, the result of the CAT Gatekeeping Procedure in respect of such Nominated Target shall prevail even if it is subsequently discovered that such incorrect GenBank® accession number or identifying information had been provided by Dyax.

3.
Within [*****] after notice is given to Dyax of a refusal by CAT to grant a Product Licence in respect of any Nominated Target, Dyax may notify CAT that it wishes to appoint an Expert to make such enquiries of CAT as may be reasonably necessary for the Expert to be able to confirm to Dyax that the CAT Gatekeeping Procedure had been correctly applied by CAT in respect of such Nominated Target. CAT shall provide such information to the Expert as the Expert may reasonably determine is required in order to make such confirmation. For the avoidance of doubt the Expert shall not be entitled (unless CAT consents) to enter CAT premises in order to carry out its enquiries, shall only provide the confirmation to Dyax on a "Yes/No" basis and shall not give or be obliged to give to Dyax any other information obtained from CAT in respect of the CAT Gatekeeping Procedure or the relevant Nominated Target. The Expert shall, prior to making any enquiries of CAT, enter into a confidential disclosure agreement with CAT. Notwithstanding the foregoing, CAT shall not be obliged to respond to the enquiries of the Expert if to do so would, or would reasonably be expected to, cause a breach in terms of any agreement CAT may have with any other Third Parties; provided, however, that such disclosure subject to the confidential disclosure agreement shall be treated by CAT in the same manner as disclosure in its normal business operations. The Expert shall complete its investigations and provide the confirmation to Dyax (with a copy to CAT) within [*****] days after appointment by Dyax, and payment of the Expert's fee shall be conditioned on such delivery being timely made. If such written confirmation is not made within such [*****] days period, then a replacement Expert shall be appointed within [*****] days thereafter, subject to same terms and conditions stated above. If an Expert provides notice that he or she cannot complete the analysis because CAT has failed without good reason to provide any information requested as provided above, then CAT shall have no more than [*****] days to provide the information and the Expert shall then have no more than [*****] days after the information is provided to the Expert to evaluate the information and make a determination. Failure of the second Expert to provide such written confirmation to Dyax on a "Yes/No" basis within [*****] days after appointment shall be irrevocably deemed to be confirmation that CAT correctly applied the CAT Gatekeeping Procedure to the Nominated Target in question, provided, however that until (i) CAT provides all information that it is required to provide in accordance with this Appendix C and (ii) the expiration of any extension required for the Expert to evaluate such information, there shall not be deemed to be any such confirmation that CAT correctly applied the CAT Gatekeeping Procedure to the Nominated Target in question.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

If the Expert appointed by Dyax hereunder decides that CAT correctly applied, or is deemed to have correctly applied, the CAT Gatekeeping Procedure, Dyax shall be responsible for the Expert's fees and CAT shall thereafter have no obligations to Dyax in respect of such Nominated Target. If the Expert decides that CAT did not correctly apply the CAT Gatekeeping Procedure Dyax shall be granted a Product License in relation to the Nominated Target in question (provided that CAT is not restricted by obligations to any Third Party in relation to the Nominated Target in question in which case the Product Licence will be subject to those restrictions) and CAT shall be responsible for the Expert's fees. "Expert" shall mean a patent agent who is independent of CAT and all of the other parties with an interest in the outcome of a determination regarding a Nominated Target, who has suitable knowledge and experience in the reasonable opinion of Dyax to perform the above activities, subject to CAT's consent, which consent shall not be unreasonably withheld or delayed.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT H-2

FORM CAT PRODUCT LICENSE

Private & Confidential

____________________________________

CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (1)

And

DYAX CORP. (2)

____________________________________

PRODUCT LICENCE FOR ______

_____________________________________

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

THIS AGREEMENT is made:

BETWEEN:

(1)	CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Registered in England No. 2451177) whose registered office is at The Milstein Building, Granta Park, Cambridge, Cambridgeshire, CB1 6GH, UK ("CAT").

(2)	DYAX CORP. a corporation organised and existing under the laws of the State of Delaware having its principal place of business at 300 Technology Square, Cambridge, Massachusetts 02139 USA ("Dyax").

BACKGROUND:

(a)
By the terms of the Amendment Agreement (as defined below), CAT granted Dyax certain options to be granted Product Licences under the Antibody Phage Display Patents and CAT Know How (all as defined below).

(b)	Dyax has nominated the Target (which was identified prior to the execution of the Amendment Agreement), and this Target has passed the CAT Gatekeeping Procedure (each as defined below).

(c)	By this Agreement CAT wishes to grant to Dyax a Product Licence in respect of Diagnostic Antibody Products and Therapeutic Antibody Products against the Target.

In consideration of the mutual covenants and undertakings set out below, THE PARTIES AGREE as follows:

1. Definitions

1.1	In this Agreement, the terms defined in this Clause shall have the meanings specified below:

"Acceptance Fee" means _________ Dollars (US $_____).

"______________" means the options for licences granted pursuant to Clause __ of the Amendment Agreement.

"Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with any other entity.

"Agreement" means this product licence and any and all Schedules, appendices and other addenda to it as may be amended from time to time in accordance with the provisions of this agreement.

"Amendment Agreement" means the agreement executed by Dyax and CAT on 3 January 2003, as amended.

"Antibody" means a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications or derivatives thereof.

"Antibody Library" means any Antibody library constructed using processes which are covered by a claim of an issued and unexpired patent included within the Antibody Phage Display Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

"Antibody Phage Display Patents" means: (a) the patents and patent applications listed in Schedule 1 and any patents issuing from such patent applications, together with any divisions, registrations, confirmations, reissues, extensions, renewals, continuations, continuations-in-part, revalidations, additions, substitutions, renewals or supplementary protection certificates thereof throughout the world; and (b) any Patent Rights which claim or cover any invention or discovery which is developed by CAT or its Affiliates at any time during the term of this Agreement directly related to Antibody phage display or Antibody Services; provided, however, that Antibody Phage Display Patents shall always exclude (i) CAT Diabodies Patent Rights, (ii) any Patent Rights owned or controlled by CAT which claim or cover Catalytic Antibodies, (iii) any Patent Rights owned or controlled by CAT which claim ribosome display technology, (iv) any Patent Rights which claim Single Domain Antibodies, and (v) any Patent Rights acquired by CAT after the Commencement Date from any Third Party for consideration or as a result of CAT's acquisition of or merger with such Third Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Antibody Services" means the provision of research and/or development services for the identification, generation, derivation or development of one or more Antibody Libraries or Antibodies derived therefrom.

"Business Day" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London and the Commonwealth of Massachusetts.

"CAT Diabodies Patent Rights" means (a) the Patent Rights entitled "Diabodies – multivalent and multispecific binding proteins, their manufacture and use", PCT/GB93/02492 and (b) the Patent Rights entitled "Retargeting antibodies and diabodies", PCT/GB94/02019.

"CAT Gatekeeping Procedure" means the procedure set out in Schedule 2 of the Amendment Agreement which CAT has carried out in respect of the Target prior to the grant of this Product Licence.

"CAT Know-How" means any Confidential Information of CAT which constitutes unpatented know-how, technical and other information related to the subject matter of the Antibody Phage Display Patents as identified in Schedule 2 and as amended from time to time in accordance with Schedule 2.

"CAT Licensable Antibody" means any Antibody to the Target (a) where such Antibody has been identified, generated, developed, produced or derived by Dyax or a Dyax Sublicensee or its sublicensees and (b) the identification, generation, development, production or derivation of such Antibody uses any of the processes claimed or covered by a claim of an issued and unexpired patent included within the Antibody Phage Display Patents (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or uses the CAT Know-How and (c) which is potentially useful for the development of any Diagnostic Antibody Product and/or any Therapeutic Antibody Product.

"Catalytic Antibodies" means solely those Antibodies which bind to and catalyze the chemical transformation of a substrate and in which an Antibody binding region is involved in said catalysis.

"Commencement Date" means the date of this Agreement first written above.

"Competent Authority" means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties including the European Commission, the Court of First Instance and the European Court of Justice.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Controls" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

"Diagnostic Antibody Product" means any preparation in the form of a device, compound, kit or service with utility in the diagnosis, prognosis, prediction or disease management of a disorder for any indication which contains, comprises or the process of development or manufacture of which utilises a CAT Licensable Antibody. The term "Diagnostic Antibody Product" shall not include any Research Product.

"Dyax Therapeutic Antibody Product" means any Therapeutic Antibody Product identified, generated or derived by Dyax for itself or its Affiliates but not a Therapeutic Antibody Product identified, generated or derived by Dyax for, or on behalf of, a Third Party.

"Dyax Sublicensee" means any sublicensee of Dyax under this Agreement.

"Exploit" means to make, have made, use, sell or import.

"FDA" means the United States Food and Drug Administration, the equivalent Competent Authority in any country of the Territory or any successor bodies thereto.

"First Commercial Sale" means the first commercial sale of any Product by Dyax or a Dyax Sublicensee (or its sublicensee) in any country after grant of a Marketing Authorisation.

"Force Majeure" means any event outside the reasonable control of either Party affecting its ability to perform any of its obligations (other than payment) under this Agreement, including Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion, but excluding strikes, lock-outs or other industrial action, whether of the affected Party's own employees or others, failure of supplies of power, fuel, transport, equipment, raw materials or other goods or services.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"IDE" means an Investigational Device Exemption application, as defined in Title 21 of the United States Code of Federal Regulations, filed with the FDA or an equivalent foreign filing.

"IND" means an Investigational New Drug Application, as defined in Title 21 of the United States Code of Federal Regulations, that is required to be filed with the FDA before beginning Phase I Clinical Trials of any Therapeutic Antibody Product in human subjects, or an equivalent foreign filing.

"Major Market" means any one of the following: (i) the United States of America, (ii) any country in Europe which is subject to the Marketing Authorisation procedure of the European Medicines Evaluation Agency, or (iii) Japan.

"Marketing Authorisation" means any approval (including all applicable pricing and governmental reimbursement approvals) required from the FDA or relevant Competent Authority to market and sell a Product in a particular country.

"Net Sales" means, with respect to a Product sold by Dyax or a Dyax Sublicensee (or its sublicensees) sold by Dyax or its sublicensee, the price invoiced by that party to the relevant purchaser (or in the case of a sale or other disposal otherwise than at arm's length, the price which would have been invoiced in a bona fide arm's length contract or sale) but deducting the costs of packing, transport and insurance, customs duties, any credits actually given for returned or defective Products, normal trade discounts actually given, and sales taxes, VAT or other similar tax charged on and included in the invoice price to the purchaser.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Party" means CAT or Dyax.

"Patent Rights" means any patent applications and any patents issuing from such patent applications, author certificates, inventor certificates, utility certificates, improvement patents and models, and certificates of addition and all counterparts of them throughout the Territory, including any divisional applications and patents, filings, renewals, continuations, continuations-in-part, patents of addition, extensions, reissues, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

"Pharmacia Agreement" means the agreement between CAT and Pharmacia P-L Biochemicals Inc. dated 11 September 1991.

"Pharmacia P-L Biochemicals Inc." means Pharmacia P-L Biochemicals Inc (now known as Amersham Biosciences).

"Phase I Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the safety of an investigational Product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Product's therapeutic or antigenic effects.

"Phase III Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a marketing application that would satisfy the requirements of 21 CFR 312.21(c).

"Primary Application" means a major application of an Antibody against the Target as ascertained at the time of assessment using objective and reasonable scientific and/or commercial criteria, data and/or information. Primary Application shall not mean any minor or incidental application.

"Product" means a Diagnostic Antibody Product or a Therapeutic Antibody Product.

"Product Licence" means the licence granted to Dyax pursuant to Clause 2 of this Agreement.

"Quarter" means each period of three (3) months ending on March 31, June 30, September 30, or December 31 and "Quarterly" shall be construed accordingly.

"Research Products" means any product in relation to which Pharmacia P-L has an exclusive licence from CAT pursuant to the Pharmacia Agreement.

"Single Domain Antibodies" means an Antibody containing only a single domain (heavy or light).

"Status Report" has the meaning set forth in Clause 4.1.

"Target" means __________________ , as set out in Schedule 3.

"Territory" means all countries of the world.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

"Therapeutic Antibody Product" means any preparation for the treatment or prevention of disease, infection or other condition in humans for any indication which contains, comprises, or the process of development or manufacture of which utilises, a CAT Licensable Antibody. The term "Therapeutic Antibody Product" shall not include any Research Product.

"Third Party" means any entity or person other than Dyax, CAT or their respective Affiliates.

"Valid Claim" means a claim of an issued and unexpired patent included within the Antibody Phage Display Patents which have been licensed to CAT by the MRC which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

"Year" means initially the period from the Commencement Date to the end of that calendar year, and subsequently a calendar year.

1.2	The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3	Words imparting the singular shall include the plural and vice versa. References to persons include an individual, company, corporation, firm or partnership.

1.4
The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.5
References to any statute or statutory provisions of the United Kingdom shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification. References to any statute or regulation of the United States of America means that statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor statute or regulation.

2. Grant of Product Licence

2.1
Subject to Clause 2.4 below, CAT hereby grants to Dyax and its Affiliates a non-exclusive, royalty-bearing licence (on the terms of this Agreement) with the right to sublicense (on the terms of Clause 3) under the Antibody Phage Display Patents and CAT Know-How to Exploit Products against the Target in the Territory.

2.2	The Product Licence granted under this Agreement is pursuant to Dyax's exercise of one (1) option ________________ under the Amendment Agreement.

2.3
For the avoidance of doubt, no rights are granted by CAT under this Agreement to any CAT Diabodies Patent Rights, and any Patent Rights owned or controlled by CAT which claim Catalytic Antibodies, ribosome display technology, any Patent Rights which claim Single Domain Antibodies and no rights are granted by CAT in this Agreement under the Antibody Phage Display Patents to Exploit Research Products.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

2.4
This Product Licence shall come into effect upon the date that the Acceptance Fee is received by CAT. The Acceptance Fee shall not be refundable or creditable against any other sums which may be payable by Dyax or a Dyax Sublicensee to CAT pursuant to this Agreement.

3. Sub-Licensing

3.1	Dyax will, if requested by CAT, inform CAT of the identity of all Dyax Sublicensees (and their sublicensees) in relation to this Agreement.

3.2
Dyax (and where relevant each Dyax Sublicensee) will ensure that any sublicensee (to which it sublicences its rights in accordance with the terms of this Agreement) executes a written agreement which requires the sublicensee to abide by the terms of this Agreement.

3.3
Dyax (and where relevant each Dyax Sublicensee) will be liable for any breach of the sublicences granted in accordance with Clause 3.2; provided, however, that Dyax's liability for such breach by a sublicensee shall be limited to the amount that has been received or is thereafter received by Dyax directly or indirectly from such sublicensee pursuant to the sublicense agreement; and provided, further, that any written agreement with a sublicensee shall contain a provision pursuant to which CAT shall be a third party beneficiary of such sublicence agreement and shall have the right to enforce (including claim damages as a result of any breach) such sublicence agreement. If at any time CAT does have to enforce its rights under a sublicence agreement Dyax will, if requested by CAT, supply to CAT a copy of the relevant sublicence as soon as possible. For the avoidance of doubt, sublicensing by Dyax to a Dyax Sublicensee is permitted as is sublicensing by a Dyax Sublicensee to a sublicensee. No further sublicensing of the rights and obligations under this Agreement is permitted.

4. Status Report

Dyax will provide to CAT a brief summary of the status of each Product against the Target that Dyax or Dyax Sublicensees desire to Exploit under this Agreement ("Status Report"). During the Term, Dyax will submit such Status Report to CAT for a particular Product prior to the time Dyax or Dyax Sublicensees begin the first human clinical trial with respect to such Product. Dyax will prepare and provide to CAT an annual update to such Status Report by March 31st of each year which will summarize the status of the particular Product in the preceding calendar year.

5. Gatekeeping

The Parties acknowledge that, as of the Commencement Date, the Target has passed CAT's Gatekeeping Procedure under the Amendment Agreement.

6. Consideration

6.1	Therapeutic Antibody Products

6.1.1
With respect to Therapeutic Antibody Products, Dyax shall pay to CAT the following payments upon achievement of the specified milestones by Dyax or a Dyax Sublicensee (or its sublicensee) for the first Therapeutic Antibody Product to achieve the relevant milestone:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

Initiation of first Phase I Clinical Trial	US $_____________
Initiation of first Phase III Clinical Trial	US $_____________
First filing for Marketing Authorisation in one Major Market country	US $_____________
Marketing Authorisation granted in the United States	US $_____________

6.1.2
With respect to Therapeutic Antibody Products, Dyax shall pay CAT royalties in an amount equal to __ percent (___%) of Net Sales of the Therapeutic Antibody Product sold by or on behalf of Dyax or the Dyax Sublicensee.

6.2	Diagnostic Products

6.2.1
With respect to Diagnostic Antibody Products, Dyax shall pay to CAT the following payments upon achievement by Dyax or a Dyax Sublicensee (or its sublicensee) of the milestones set out below. For the avoidance of doubt the milestone payments shall be payable in respect of the first Diagnostic Antibody Product to achieve the relevant milestone:

First filing for Marketing Authorisation in one Major Market country	US $_____________
Marketing Authorisation granted in each Major Market Country	US $_____________

6.2.2
With respect to Diagnostic Antibody Products, Dyax shall pay CAT royalties on a country-by-country basis in an amount equal to ____ percent (____%) of Net Sales of Diagnostic Antibody Products sold by or on behalf of Dyax or any Dyax Sublicensee.

6.3
All royalties due to CAT pursuant to Clauses 6.1.2 and 6.2.2 shall be payable on a country-by-country basis until the last Valid Claim expires or [*****] years from the date of First Commercial Sale of such Product, whichever occurs later.

7. Provisions Relating to Payment of Consideration

7.1
All milestone payments shall be paid by Dyax within thirty (30) days of the applicable milestone being achieved and no milestone payments shall be refundable or creditable against any other sum payable by Dyax hereunder for any reason.

7.2
Dyax shall make the payments due to CAT under Clause 6 above in United States dollars (if Dyax in turn receives payment in dollars) or in pounds sterling (if Dyax in turn receives payment in pound sterling), or Euros (if Dyax in turn receives payment in Euros). Where Dyax receives payment in a currency other than United States dollars, pounds sterling or Euros, Dyax will convert the relevant sum into pounds sterling (or Euros if Euros have replaced pounds sterling at the time of payment). Dyax will use the conversion rate reported in the Financial Times [*****] Business Days before the day on which Dyax pays CAT. Such payment will be made without deduction of exchange, collection or other charges. All payments will be made at Quarterly intervals. Within [*****] days of the end of each Quarter after the First Commercial Sale of each Product in any country, Dyax shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each Product by Dyax or its Affiliates and all monies due to CAT based on such Net Sales. That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by Dyax or its Affiliates in such country and shall be submitted to CAT within such [*****] day period together with remittance of the monies due. With respect to Net Sales of a Product by a Dyax Sublicensee (or its sublicensee) Dyax shall prepare a statement which will include the same information and remit that statement and any monies due within the same period except with regard to any Dyax Sublicensee with which Dyax has a licence agreement relating to the technology of Antibody phage display as of the Commencement Date where the remittance will be made at Quarterly intervals within [*****] days of the date royalties are due to Dyax from such existing Dyax Sublicensees.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

7.3
All payments shall be made free and clear of and without deduction or deferment in respect of any disputes or claims whatsoever and/or as far as is legally possible in respect of any taxes imposed by or under the authority of any government or public authority. Any tax (other than VAT) which Dyax is required to pay or withhold with respect of the payments to be made to CAT hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, Dyax shall give CAT such assistance, which shall include the provision of such documentation as may be required by any revenue authority and other revenue services, as may reasonably be necessary to enable CAT to claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax. If by law, regulation or fiscal policy of a particular country, a remittance of royalties in the currency stipulated in Clause 7.2 above, as the case may be, is restricted or forbidden, notice thereof will be promptly given to CAT, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of CAT in a recognized banking institution designated by CAT or its Affiliates. When in any country a law or regulation that prohibits both the transmittal and deposit of such payments ceases to be in effect, all royalties or other sums that Dyax would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable.

7.4
Dyax shall keep and shall procure that its Affiliates and Dyax Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to CAT pursuant to this Agreement. Those records and books of account shall be kept for [*****] years following the end of the Year to which they relate. Upon CAT's written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within [*****] Business Days of the initiation of discussions between them on this point CAT shall have the right to cause an international firm of independent certified public accountants that has not performed auditing or other services for either Party or their Affiliates (or, if applicable, any Dyax Sublicensee with rights to the Product in question) acceptable to Dyax or the Dyax Sublicensee such acceptance not to be unreasonably withheld to inspect such records and books of account. In particular such firm:

7.4.1
shall be given access to and shall be permitted to examine and copy such books and records of Dyax and its Affiliates and Dyax Sublicensees upon [*****] Business Days notice having been given by CAT and at all reasonable times on Business Days for the purpose of certifying that the Net Sales or other relevant sums calculated by Dyax and its Affiliates and Dyax Sublicensees during any Year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

7.4.2
prior to any such examination taking place, such firm of accountants shall undertake to Dyax that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including CAT, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this Clause envisages;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

7.4.3	any such access examination and certification shall occur no more than once per Year and will not go back over records more than [*****] years old;

7.4.4	Dyax and its Affiliates and Dyax Sublicensees shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

7.4.5	the cost of the accountant shall be the responsibility of Dyax if the certification shows it to have underpaid monies to CAT by more than [*****] ([*****]%) and the responsibility of CAT otherwise.

7.5
All payments due to CAT under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) howsoever arising. If CAT is required to charge VAT on any such payment, CAT will notify Dyax. Dyax will then use all commercially reasonable endeavours to obtain a VAT registration as soon as reasonably possible in order to allow it to reclaim any VAT so chargeable. If Dyax does obtain a VAT registration then VAT will be added to any relevant payment at the applicable rate. If having used all commercially reasonable endeavours Dyax is not able to reclaim the VAT (in whole or in part) the parties agree that the amount of any VAT payable will be shared between them equally.

7.6	All payments made to CAT under this Agreement shall be made to the bank account of CAT as notified by CAT to Dyax from time to time.

7.7
If Dyax fails to make any payment to CAT hereunder on the due date for payment, without prejudice to any other right or remedy available to CAT it shall be entitled to charge Dyax interest (both before and after judgment) of the amount unpaid at the annual rate of LIBOR (London Interbank Offering Rate) plus four percent (4%) calculated on a daily basis until payment in full is made without prejudice to CAT's right to receive payment on the due date.

8. Confidentiality

8.1	With respect to any confidential information received from the other Party ("Confidential Information"), each Party undertakes and agrees to:

(a)	only use the Confidential Information for the purposes envisaged under this Agreement and not to use the same for any other purpose whatsoever;

(b)
ensure that only those of its officers and employees who are directly concerned with the carrying of this Agreement have access to the Confidential Information on a strictly "need to know" basis and are informed of the secret and confidential nature of it;

(c)
keep the Confidential Information secret, confidential, safe and secure and shall not directly or indirectly disclose or permit to be disclosed the same to any Third Party, including any consultants or other advisors, without the prior written consent of the disclosing Party except to the extent disclosure is necessary in connection with its use as envisaged under this Agreement;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

(d)	ensure that the Confidential Information will not be covered by any lien or other encumbrance in any way, and

(e)
not copy, reproduce or otherwise replicate for any purpose or in any manner whatsoever any documents containing the Confidential Information except to the extent necessary in connection with its use as envisaged under this Agreement.

For the avoidance of doubt, the Parties agree that the identity of the Target, any information related to the Target provided to CAT by Dyax, and the Status Report is the Confidential Information of Dyax.

8.2	The obligations referred to in Clause 8.1 above shall not extent to any Confidential Information which:

(a)	is or becomes generally available to the public otherwise than be reason of breach by a recipient Party of the provision of Clause 8.1;

(b)
is known to the recipient Party and is at its free disposal (having been generated independently by the recipient Party or a Third Party in circumstances where it has not been derived directly or indirectly from the disclosing Party's Confidential Information prior to its receipt from the disclosing Party), provided that evidence of such knowledge is furnished by the recipient Party to the disclosing Party within [*****] days of recipient of that Confidential Information;

(c)	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligations to the disclosing Party in respect of that Confidential Information;

(d)
is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only when prompt written notice of this requirement has been given to the disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure, provided always that in such circumstances such disclosure shall be only to the extent so required and shall be subject to prior consultation with the disclosing Party with a view to agreeing on the timing and content of such disclosure.

8.3
No public announcement or other disclosures to Third Parties concerning the terms of this Agreement shall be made, whether directly or indirectly, by either Party (except confidential disclosures to professional advisors) without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure with the exceptions that:

(a)
a Party may disclose those terms which it is required by regulation or law to disclose, provided that it takes advantage of all provisions to keep confidential as many terms of this Agreement as possible; and

(b)
the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof in order to allow such Party to comment upon such announcement or disclosure. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the U.S. Securities Exchange Commission, the UK Stock Exchange and any other comparable body including requests for confidential information or proprietary information of either Party included in any such disclosure.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

9. Indemnification

9.1
Dyax and hereby indemnifies CAT and its Affiliates and their directors, officers, employees and agents and their respective successors, heirs and assigns (the "CAT Indemnitees") against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the CAT Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Product by Dyax or any Dyax Sublicensee (or their sublicensee). In addition, each Dyax Sublicensee (or their sublicensee) shall indemnify the CAT Indemnitees against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the CAT Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Product by such Dyax Sublicensee (or their sublicensee).

9.2
CAT shall not be liable to Dyax and Dyax Sublicensee (or its sublicensee) in respect of any liability, loss, damage or expense (including attorneys fees and expenses of litigation) incurred or suffered by Dyax and Dyax Sublicensees (or its sublicensee) in connection with the manufacture, use or sale of any Products by Dyax and Dyax Sublicensees (or its sublicensee).

9.3
CAT gives no warranty or representation that the Antibody Phage Display Patents are, or will be, valid or that the exercise of the rights granted under this Agreement will not result in the infringement of patents of Third Parties.

10. Infringement and Patent Prosecution

10.1
Dyax shall notify CAT promptly of any proceedings or applications for revocation of any of the Antibody Phage Display Patents emanating from a Third Party that comes to its notice or if a Third Party takes or threatens to take any proceedings for infringement of any patents of that Third Party by reason of Dyax's use or operation of the Antibody Phage Display Patents or manufacture, use or sale of the Products. Dyax shall notify CAT promptly of any infringement of the Antibody Phage Display Patents by a Third Party which may come to its attention during the term of the Product Licence, except Dyax shall have no obligation to so notify CAT with respect to any infringement by an academic or not-for-profit entity which occurs by reason of such entity carrying out research activities provided such activities are, as far as Dyax is aware, not being carried out with a view to commercialising a product or otherwise for profit.

10.2
CAT shall have the sole right and responsibility, at its sole discretion and cost and with reasonable assistance from Dyax, to file, prosecute and maintain the Antibody Phage Display Patents and for the conduct of any lawsuits, claims or proceedings challenging the validity or enforceability thereof including, without limitation, any interference or opposition proceeding relating thereto in all countries. For the avoidance of doubt, Dyax and Dyax Sublicensees will have the right to conduct any proceedings relating to its Product including any proceedings relating to product liability.

11. Termination

11.1
Unless terminated under this Clause 11, this Agreement shall commence on the Commencement Date and shall terminate, on a country-by-country and Product-by-Product basis upon the last to expire of claims of an issued and unexpired patent within the Antibody Phage Display Patents (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or (b) the date upon which no payments are due to CAT under Clause 6 of this Agreement, whichever occurs later.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

11.2	CAT shall have the right to terminate this Agreement in the event that:

11.2.1
Dyax or a Dyax Sublicensee (or its sublicensee) has not filed an IND for a Therapeutic Antibody Product, or a 510(k) or IDE for a Diagnostic Antibody Product within five (5) years after the Commencement Date; or

11.2.2
Dyax or a Dyax Sublicensee (or its sublicensee) directly or indirectly opposes or assists any Third Party to oppose the grant of letters patent or any patent application within the Antibody Phage Display Patents, or disputes or directly or indirectly assists any Third Party to dispute the validity of any patent within the Antibody Phage Display Patents or any of the claims thereof.

11.3
In the event that either Party commits a material breach of any of its material obligations with respect to this Agreement, and such Party fails to remedy that breach within [*****] days after receiving written notice thereof from the other Party, that other Party may immediately terminate this Agreement upon written notice to the breaching Party.

11.4	Either Party may terminate this Agreement in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within [*****] days of its being levied;

(b)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(c)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(d)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security;

(e)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 11.4(a)-(d) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

12. Consequences of Termination

Upon termination of this Agreement for any reason whatsoever:

(a)	the relationship of the Parties hereunder shall cease save as (and to the extent) expressly provided for in this Clause 12;

(b)
any sublicenses granted by Dyax in accordance with the terms of this Agreement will continue in force provided that such sublicensees are not in breach of the relevant sublicense and that each sublicensee agrees to enter into a direct agreement with CAT upon the terms of this Agreement;

(c)
Dyax shall immediately return or procure to be returned to CAT at such place as it directs and at the expense of Dyax (or if CAT so requires by notice to Dyax in writing, destroy) all CAT Know-How together with all copies of such CAT Know-How in its possession or under its control;

(d)
The following provisions shall survive expiration or termination of this Agreement: Clauses 7 (in relation to any accrued payment obligations of Dyax prior to termination or expiry), 8, 9, 12, 13 and 15; and

(e)
Expiry or termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to such expiry or termination including any accrued obligation for Dyax to make any payments under Clause 6.

13. Dispute Resolution

Any dispute arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be referred to the Chief Executive Officers of each of the Parties. The Chief Executive Officers shall meet to resolve such deadlock within [*****] days of the date that the dispute is referred to them, at a time and place mutually acceptable to them. Any dispute that has not been resolved following good faith negotiations of the Chief Executive Officers for a period of [*****] days shall be referred to and finally settled by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. There shall be three (3) arbitrators, each Party to designate one arbitrator and the two Party-designated arbitrators to select the third arbitrator. The Party initiating recourse to arbitration shall include in its notice of arbitration its appointment of an arbitrator. The appointing authority, in the event a Party does not or the Parties do not appoint arbitrator(s), shall be the American Arbitration Association in New York, New York. The place of arbitration shall be New York, New York. The language to be used in the arbitration shall be English. Any determination by the arbitration panel shall be final and conclusively binding. Judgement on any arbitration award may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and expenses incurred in the arbitration; provided that the arbitration panel may assess the costs and expenses of the prevailing Party, including reasonable attorneys fees, against the non-prevailing Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

14. Notices

All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Dyax:	If to CAT:
Dyax Corp.	Cambridge Antibody Technology Limited
300 Technology Square	The Milstein Building
Cambridge, MA 02139	Granta Park, Cambridge
Attention: Chief Executive Officer	Cambridgeshire CB1 6GH
Facsimile: (617) 225-2501	United Kingdom
Attention: Company Secretary
Facsimile: 011-44-(0)1223 471472

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Clause.

15. Governing Law

15.1	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.2
Save as provided in this Clause, the United Kingdom Legislation entitled the Contracts (Rights of Third Parties) Act 1999 will not apply to this Agreement. No person, other than a CAT Indemnitee (as defined in Clause 9.1), who is not a Party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) will have the right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties which agreement must refer to this Clause, except that any Dyax Sublicensee shall have the right to enforce the provisions of Clause 12.1(b) of this Agreement and shall be a third party beneficiary for that purpose only.

16. Specific Performance

The parties agree that irreparable damage will occur in the event that the provisions of Clause 8 are not specifically enforced. In the event of a breach or threatened breach of any such provisions, each Party agrees that the other Party shall, in addition to all other remedies, be entitled to temporary or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy and without the necessity of posting any bond, and/or a decree for specific performance, in accordance with the provisions hereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

17. Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party, except that either Party may assign the benefit and/or burden of this Agreement to any Affiliate of it or any Third Party, provided that such Affiliate or Third Party undertakes to the other Party to be bound by the terms of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

18. Compliance With Law

Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or treaty, the latter shall prevail, but in, such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

19. Amendment and Waiver

This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

20. Severability

In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

21. Entire Agreement

This Agreement and the Amendment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or understandings between the parties relating to the subject matter hereof.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

IN WITNESS OF THE ABOVE the Parties have signed this Agreement on the date written at the head of this Agreement.

SIGNED by	)
)
)
for and on behalf of	)	Authorised Signatory
CAMBRIDGE ANTIBODY	)
TECHNOLOGY LIMITED	)

SIGNED by	)
)
)
for and on behalf of	)	Authorised Signatory
DYAX CORP.	)
)

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT H-3

CAT PATENT RIGHTS

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

ATTACHMENT I

SUBLICENSE AGREEMENT

This SUBLICENSE AGREEMENT ("Sublicense"), dated effective as of _______________, 20___ (the "Effective Date"), is entered into between DYAX CORP., a Delaware corporation, of 300 Technology Square, Cambridge, Massachusetts 02139 ("Dyax"), and _______________ of _______________ ("Sublicensee").

WHEREAS, under the terms of that certain Amended and Restated Licence Agreement by and between Dyax and Cambridge Antibody Technologies Limited ("CAT"), dated June 21, 2006, as amended to date (collectively, the “Amended Agreement”) Dyax has the right to obtain product licenses, on a target-by-target basis, to develop and commercialize therapeutic and diagnostic antibody products identified using CAT’s proprietary technology and know-how;

WHEREAS, Dyax and CAT have executed one such product license, under which CAT granted Dyax rights to develop and commercialize therapeutic and diagnostic antibody products to the target described on Attachment A (the "Product License");

WHEREAS, a redacted version of the Product License is attached hereto as Attachment B;

WHEREAS, pursuant to a Collaboration Agreement by and between Dyax and Sublicensee, dated effective _______________, 20___, (the "Collaboration Agreement"), Sublicensee has the right to obtain through Dyax a sublicense of the Product License; and

WHEREAS, Sublicensee desires to obtain through Dyax a sublicense of the Product License.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.             GRANT OF SUBLICENSE.

Subject to the terms and conditions set forth in Section 2 of this Sublicense, Dyax hereby grants to Sublicensee a world-wide, non-exclusive license of the rights granted to it under Clause 2.1 of the Product License.  Sublicensee is permitted to sublicense its rights under this Sublicense in accordance with the terms and conditions set forth in Clauses 3.2 and 3.3 of the Product License.

2.             SUBLICENSEE OBLIGATIONS.

2.1           Obligations Under Product License. Sublicensee agrees to abide by all of the terms and conditions applicable to Dyax and/or Sublicensee (as a Dyax Sublicensee) under the Product License and agrees that all obligations of Dyax to CAT under the Product License shall also be obligations of Sublicensee to Dyax, except for (i) any obligations of Dyax contained in Clause 6 (Consideration) and Clause 7 (Provisions Relating to the Payment of Consideration) of the Product License and (ii) any portion of the Product License that has been redacted by Dyax. Notwithstanding the foregoing, Sublicensee's obligations pursuant to this Section 2.1 are conditional upon (i) Sublicensee receiving timely notice (in the manner provided in Section 10.2 of the Collaboration Agreement) from Dyax relating to (a) any change in such terms and conditions, and (b) any notice, claim or demand made by CAT under the Product License; and (ii) the parallel performance of Dyax to the extent both parties are required to perform to satisfy the obligations of Dyax or Sublicensee (as a Dyax Sublicensee) under the Product License.  Sublicensee shall be entitled to the benefit of any diligence period extensions obtained by Dyax under Clause 11.2.1 of the Product License that are requested and paid for by Sublicensee.  All payments for any such extensions shall be creditable to Sublicensee to the fullest extent allowed Dyax by CAT.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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2.2           Obligations Under Collaboration Agreement.  Sublicensee acknowledges and agrees that all of the terms and conditions contained in the Collaboration Agreement, as amended to date, remain in full force and effect, and Sublicensee agrees to abide by all of its obligations set forth thereunder.

2.3           Milestones and Royalties.  Notwithstanding anything to the contrary contained in the Product License, the sublicense granted to Sublicensee under Section 1 of this Sublicense shall be subject to only the milestone and royalty payments set forth in Article 4 of the Collaboration Agreement and Sublicensee shall have no payment obligations under the Product License or this Sublicense.

2.4           Indemnification for Sublicensee Breach.  Sublicensee shall indemnify and hold Dyax and its Affiliates, officers, directors, employees and agents ("Dyax Indemnified Parties") harmless from and against any liability, damage, loss or expense (including reasonable attorney fees and expenses of litigation) incurred by the Dyax Indemnified Parties to CAT under or arising out of the Product License, to the extent that such liability, damage, loss or expense was incurred by any of the Dyax Indemnified Parties as a result of a breach of this Sublicense or the Library License Agreement by Amgen.

3.             DYAX OBLIGATIONS.

3.1           Obligations Under Collaboration Agreement.  Dyax acknowledges and agrees that all of the terms and conditions contained in the Collaboration Agreement, as amended to date, remain in full force and effect, and Dyax agrees to abide by all of its obligations set forth thereunder.

3.2           Amendment to Product License.  Dyax agrees that it shall not amend the Product License in any way that materially and adversely affects or reduces the rights and licenses granted to Sublicensee under this Sublicense.

4.             TERM AND TERMINATION.

This Sublicense shall expire upon expiration of the Product License and shall terminate upon termination of the Product License; provided that, at Sublicensee's election, upon termination of the Product License, Sublicensee's rights hereunder will continue in force provided that Sublicensee is not in breach of this Sublicense and agrees to enter into a direct agreement with CAT upon the terms of the Product License.

5.             MISCELLANEOUS.

CAT shall be a third party beneficiary of this Sublicense and shall have the right to enforce its terms (and claim damages as a result of any breach).  This Sublicense shall be not be assignable by Sublicensee, except that Sublicensee may assign the benefit and/or burden of this Sublicense to any Affiliate of it or any Third Party ("Affiliate" and "Third Party" being defined in the Collaboration Agreement), provided that such Affiliate or Third Party undertakes to Dyax to be bound by the terms of this Sublicense. This Sublicense shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns. This Sublicense may be not be amended except pursuant to a written instrument signed by parties hereto.  No provisions of this Sublicense may be waived except by an instrument in writing signed by the party sought to be bound.  Neither this Sublicense nor any part hereof, including this provision against oral modifications, may be modified, waived or discharged except pursuant to a written agreement signed by both parties.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

IN WITNESS WHEREOF, the parties have caused this Sublicense to be executed by their respective duly authorized representatives as of the Effective Date.

DYAX CORP.	SUBLICENSEE:

By: _________________________	By: _________________________

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

FIRST AMENDMENT
TO
AMENDED AND RESTATED SECOND TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED SECOND TECHNOLOGY TRANSFER AND LICENSE AGREEMENT ("First Amendment"), dated effective as of March 31, 2011 (the "Amendment Date"), is entered into by and between DYAX CORP., a Delaware corporation having a principal place of business at 300 Technology Square, Cambridge, Massachusetts 02139 ("Dyax") and IMCLONE SYSTEMS, A WHOLLY OWNED SUBSIDIARY OF ELI LILLY AND COMPANY, an Indiana corporation, of Lilly Corporate Center, Indianapolis, Indiana  46285 ("ImClone").  This First Amendment amends the Amended And Restated Second Technology Transfer and License Agreement, dated March 31, 2007, by and between Dyax and ImClone, (the “Second Amended and Restated Agreement”) which is attached hereto as Exhibit A.  Terms not otherwise defined herein shall have the respective meanings attributed to them in the Second Amended and Restated Agreement

WHEREAS, Dyax and ImClone previously entered into a Technology Transfer and License Agreement, dated effective March 13, 2000 (the “First Agreement”) under which ImClone obtained from Dyax rights to use Dyax’s antibody phage display technology;

WHEREAS, the First Agreement was superseded and replaced by a Second Technology Transfer and License Agreement, entered into between Dyax and ImClone effective as of March 31, 2003 (the “Second Agreement”), under which ImClone obtained from Dyax additional rights, including the right to use the Dyax Antibody Library, for the purpose of discovering antibodies having novel binding properties;

WHEREAS the Second Agreement was amended and restated effective as of March 31, 2007 (“Second Amended and Restated Agreement”)

WHEREAS, Dyax and ImClone wish to recognize that certain defined terms from the First Agreement are referenced in the Second Amended and Restated Agreement, and agree that those defined terms survive, and;

WHEREAS, Dyax and ImClone desire to amend certain terms and conditions set forth in the Second Amended and Restated Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.              AMENDMENTS.

Section 4.1(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

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(b)	ImClone hereby acknowledges and agrees that the rights granted to ImClone under Section 4.1(a) with respect to the CAT Patent Rights are subject to the following terms and conditions:

i.	CAT Product License:

1
As required by the CAT License, in the event that ImClone wishes to develop and commercialize any Product with respect to a Target, then prior to the commencement of the first Phase I Clinical Trial in relation to any Therapeutic Antibody Product or prior to the first filing for Marketing Authorization for any Diagnostic Antibody Product, ImClone must first obtain a sublicense under a CAT Product License with respect to such Target.

2
Dyax hereby warrants and represents that, under the CAT License, CAT has granted Dyax certain options to obtain CAT Product Licenses.  During the Library License Term, Dyax will reserve for ImClone options for up to [*****] CAT Product Licenses to be exercised by Dyax on ImClone’s behalf in accordance with the terms of this Agreement (the "Initial Product License Allotment"). Upon the date on which ImClone has depleted its Initial Product License Allotment, provided that Dyax has unexercised options available under the CAT Agreement and provided further that such unexercised options have not been reserved for other Dyax collaborators or for Dyax's internal development programs, Dyax shall reserve for ImClone options for up to an additional [*****] CAT Product Licenses to be exercised by Dyax on ImClone’s behalf (the "Second Product License Allotment").  In addition, after exercising the options reserved for ImClone in the Second Product License Allotment, then, upon each request of ImClone, provided that Dyax has unexercised options available under the CAT Agreement and provided further that such unexercised options have not been reserved for other Dyax collaborators or for Dyax's internal development programs, Dyax shall exercise [*****] options for CAT Product Licenses on ImClone's behalf in accordance with the terms set forth herein.  For the avoidance of doubt, the parties hereto acknowledge and agree that the Previously Sublicensed CAT Product Licenses shall be in addition to and shall under no circumstances be counted against the Initial Product License Allotment or the Second Product License Allotment.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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3
In order to determine whether a CAT Product License can be obtained with respect to a Target, ImClone must first request that Dyax submit such Target (the "Nominated Target") through the CAT Gatekeeping Procedure described in herein.

ii.	CAT Gatekeeping.

1
Any request by ImClone that Dyax submit a Nominated Target through the CAT Gatekeeping Procedure shall be in writing and must identify the Nominated Target against which Antibody Compounds are directed (which must be accompanied by a GenBank® accession number, if available, or similar information which uniquely identifies such Nominated Target).

2
Upon receipt of a request by ImClone that Dyax submit a Nominated Target through the CAT Gatekeeping Procedure under  Section 4.1(b)(i) above, Dyax shall promptly (but in no event more than [*****] days) request that CAT subject the Nominated Target to CAT's Gatekeeping Procedure (as described in Attachment H-1 hereto) in accordance with the CAT License.

3
If CAT notifies Dyax under the CAT License that the Nominated Target has not passed the CAT Gatekeeping Procedure, then Dyax shall promptly notify ImClone in writing that Dyax will not be granted a CAT Product License, and ImClone shall have no right to obtain a CAT Product License above with respect to such Nominated Target; provided, however, that if requested by ImClone, Dyax will exercise its rights with respect to an Expert as set forth in paragraph 3 of Attachment H-1 hereto.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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4
If CAT determines that the Nominated Target has passed the CAT Gatekeeping Procedure (or the Expert determines that CAT did not correctly apply the CAT Gatekeeping Procedure as set forth in paragraph 3 of Attachment H-1 hereto), then pursuant to the terms of the CAT License, CAT is obligated to notify Dyax (the "Target Acceptance Notification") that a CAT Product License is available for such Target and Dyax shall promptly notify ImClone in writing thereof.

iii.
Pursuant to the terms of the CAT License and subject to ImClone's payment of a non-refundable reservation fee of [*****], ImClone shall have the right to place a Nominated Target on the Reservation List, whereby such a Nominated Target will be reserved for a period of [*****] months from the date that Dyax received the Target Acceptance Notice for such Nominated Target.  ImClone may extend the reservation period by an additional [*****] months subject to ImClone’s payment of a non-refundable reservation fee of [*****] at least [*****] business days before the expiration of the [*****] month reservation period.  In no event shall ImClone have more than [*****] Nominated Targets placed on the Reservation List at any one time.  For the purposes of this Section 4.1(b)(iii), Reservation List shall mean the list of Nominated Targets for which Dyax will reserve a CAT Product License during the reservation period; provided that if, at any time a Nominated Target is on the Reservation List in accordance with this Section 4.1(b)(iii), Dyax receives notice from CAT that a Third Party has requested from CAT an exclusive license withrespect to a Nominated Target pursuant to an agreement entered into between CAT and that Third Party prior to January 3, 2003, Dyax will then so notify ImClone.  ImClone will then have [*****] days from the date of such notice to decide whether or not it wishes to take a CAT Product License for that Nominated Target.  If ImClone notifies Dyax within [*****] days that it does not wish to take such a CAT Product License or fails to notify Dyax during such [*****] day period, then such Nominated Target shall no longer be reserved and CAT may grant an exclusive license to a Third Party with respect to such Nominated Target.  The [*****] and [*****] reservation fees are non-refundable and may not be credited towards any other amounts due under this Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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iv.
Sublicense of CAT Product License.  Upon receipt of a Target Acceptance Notification, or at any point during the reservation period described in Section 4.1(b)(iii), ImClone may, by written notice and by payment of the Product License Fee referred to in Section 6.3 of the Agreement, request that Dyax secure a CAT Product License for the Nominated Target.  In such event, Dyax shall have [*****] business days in which to obtain a CAT Product License with respect to such Nominated Target, and to deliver to ImClone a fully executed redacted copy thereof.  Within [*****] business days following delivery of such redacted copy, Dyax and ImClone shall enter into a written sublicense agreement, the form of which is attached hereto as ATTACHMENT I.

v.
Effect of Termination of CAT License.  Pursuant to the terms of the CAT License, upon termination of the CAT License, Dyax represents and warrants that (1) any CAT Product License granted to Dyax before the date of termination shall continue and the Parties will continue to be bound by the terms of the CAT License in relation to any such CAT Product License, and (2) any sublicense granted by Dyax to ImClone under a CAT Product License pursuant to this Agreement will continue in force provided that ImClone is not in breach of the relevant sublicense and ImClone agrees to enter into a direct agreement with CAT upon the terms of the CAT Product License Agreement.  The Parties acknowledge that ImClone derives independent and significant value from the agreements set forth in the CAT License and may rely thereon and to that extent only shall have the right to enforce the provisions of Section 4.1(b)(v)(2) above and be a third party beneficiary for that purpose only.

vi.
ImClone Acknowledgement.  As required by the CAT License, ImClone hereby acknowledges and agrees that Dyax must request, and be granted a CAT Product License, in relation to a Therapeutic Antibody Product prior to Dyax or ImClone's commencement of the first Phase I Clinical Trial in relation to such Therapeutic Antibody Product or in relation to a Diagnostic Antibody Product prior to Dyax or ImClone's first filing for Marketing Authorization in relation to such Diagnostic Antibody Product.

vii.
Third Party Beneficiary Right.  As required by the CAT License, ImClone agrees that CAT shall be a third party beneficiary of the any sublicense granted by Dyax to ImClone under a CAT Product License and CAT shall have the right to enforce (including claim damages as a result of any breach) of such sublicense.  If at any time CAT does have to enforce its rights under such sublicense Dyax will, if requested by CAT, supply to CAT a copy of the relevant sublicense as soon as possible.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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II.             MISCELLANEOUS

(A)           From and after the date of this First Amendment, the term "Agreement" as used in the Second Amended and Restated Agreement shall mean the Second Amended and Restated Agreement , as amended by this First Amendment.  Except as expressly amended hereby, the terms of the Second Amended and Restated Agreement  shall remain in full force and effect and all such terms are hereby ratified and confirmed.

(B)           This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(C)           This First Amendment shall be governed by the laws of the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized representatives as of the Amendment Date set forth above.

DYAX CORP.	IMCLONE SYSTEMS INCORPORATED

By: /s/ Andrew D. Ashe	By: /s/ Bernhard Ehmer, M.D.

Name: Andrew D. Ashe	Name: Bernhard Ehmer, M.D.

Title: Vice President and Associate General Counsel	Title: President

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
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